As filed with the Securities and Exchange Commission on November 10, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3714	38-3519512
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Village Center Drive, Van Buren Township, Michigan 48111

(800) 847-8365

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael K. Sharnas

Vice President and General Counsel

Visteon Corporation

One Village Center Drive

Van Buren Township, MI 48111

(800) 847-8366

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jerry T. Nowak, P.C.

Paul Zier

Kirkland & Ellis LLP

300 N LaSalle

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Title of Each Class of Securities	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Amount of Registration Fee
6.75% Senior Notes due 2019, Series B	$500,000,000	100%	$57,315.09 (2)
Guarantees on Senior Notes (3)	—	—	— (4)

(1)	Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.
(2)	Includes $15.09 in previously unpaid filing fees.
(3)	6.75% Senior Notes due 2019, Series B, will be issued by Visteon Corporation and guaranteed by certain of the Issuer’s domestic subsidiaries. No separate consideration will be received for the issuance of these guarantees.
(4)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant Guarantor*	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
VC Aviation Services, LLC	Michigan	38-3602712

Visteon Electronics Corporation	Delaware	26-0359060

Visteon European Holdings, Inc.	Delaware	27-3561253

Visteon Global Technologies, Inc.	Michigan	38-3529322

Visteon Global Treasury, Inc.	Delaware	38-3525591

Visteon International Business Development, Inc.	Delaware	38-3091875

Visteon International Holdings, Inc.	Delaware	27-3561180

Visteon Systems, LLC	Delaware	38-3451903

*	The address, including zip code, and telephone number, including area code, of each of the additional Registrants’ principal executive offices is c/o Visteon Corporation, One Village Center Drive, Van Buren Township, Michigan 48111, (734) 710-5800. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional Registrants is Jennifer Pretzel, Director of Capital Markets, Visteon Corporation, One Village Center Drive, Van Buren Township, Michigan 48111, (734) 710-5800.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion, Dated November 10, 2011

$500,000,000

Visteon Corporation

Exchange Offer for 6.75% Senior due 2019

We are offering in exchange for our outstanding 6.75% Senior Notes due 2019 (which we refer to as the “Old Notes”) up to $500,000,000 in aggregate principal amount of 6.75% Senior Notes due 2019 and the guarantees thereof which have been registered under the Securities Act of 1933, as amended (which we refer to as the “Exchange Notes” and, together with the Old Notes, the “notes”).

Terms of the Exchange Offer:

•	The Exchange Offer expires 5:00 p.m., New York City time, , 2011, unless extended by us.

•	You may withdraw tendered Old Notes any time before the expiration or termination of the Exchange Offer.

•	Subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal, we can amend or terminate the Exchange Offer.

•	We will not receive any proceeds from the Exchange Offer.

•	The exchange of Old Notes for the Exchange Notes should not be a taxable exchange for United States federal income tax purposes. See “Certain United States Income Tax Considerations.”

Terms of the Exchange Notes:

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The terms of the Exchange Notes are substantially identical to those of the outstanding Old Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the Exchange Notes.

•	The Exchange Notes will mature on April 15, 2019.

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The Exchange Notes will bear interest at a rate of 6.75% per annum. We will pay interest on the Exchange Notes semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on April 15, 2012.

•	The Exchange Notes will initially be guaranteed by each of our subsidiaries that is a borrower or guarantor under our asset-based revolving credit facility (our “ABL Facility”).

•

The Exchange Notes and the related guarantees will be our and the guarantors’ unsecured senior obligations and will be effectively subordinated to all of our and the guarantors’ existing and future debt, to the extent of the value of the assets securing such debt. In addition, the Exchange Notes will be structurally subordinated to all of the liabilities of our subsidiaries that are not guaranteeing the Exchange Notes, including non-U.S. subsidiaries.

•	We may redeem the Exchange Notes in whole or in part from time to time. See “Description of Exchange Notes.”

For a discussion of the specific risks that you should consider before tendering your outstanding Old Notes in the Exchange Offer, see “Risk Factors” beginning on page 13 of this prospectus.

There is no established trading market for the Old Notes or the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. A broker dealer who acquired Old Notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes. We have agreed that, for a period of up to 180 days after the closing of the Exchange Offer, we will make this prospectus available for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2011.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our 6.75% Senior Notes due 2019.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the Exchange Notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy and information statements and other information with the Commission pursuant to the Exchange Act. The Commission maintains an Internet site at http://www.sec.gov that contains those reports, proxy and information statements and other information regarding us. You may also inspect and copy those reports, proxy and information statements and other information at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

You can access electronic copies of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and all amendments to those reports, free of charge, on our website at http://www.visteon.com. Access to those electronic filings is available as soon as reasonably practicable after they are filed with, or furnished to, the Commission. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this prospectus.

i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. If we subsequently file updating or superseding information in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the completion of the exchange offer (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 9, 2011;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, as filed with the SEC on May 5, 2011, August 4, 2011 and November 3, 2011, respectively; and

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our Current Reports on Form 8-K, as filed with the SEC on the following dates: April 7, 2011, May 12, 2011, June 13, 2011, June 23, 2011, August 1, 2011, August 4, 2011, October 4, 2011, October 17, 2011 and November 10, 2011 (other than, in each case, information that is furnished rather than filed in accordance with SEC rules).

Furthermore, all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial filing of this registration statement and prior to effectiveness of the registration statement (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) shall be deemed to be incorporated by reference into this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:

Visteon Corporation

One Village Center Drive

Van Buren Township, Michigan 48111

(734) 710-5800

In order to ensure timely delivery of any information you request, you must submit your request no later than             , 2011, which is five business days before the date the Exchange Offer expires.

BASIS OF PRESENTATION

As used in this prospectus, unless otherwise specified or the context otherwise requires, “Visteon,” “we,” “our,” “us” and the “Company” refer to Visteon Corporation and its consolidated subsidiaries, and references to the “Issuer” refer to Visteon Corporation.

We emerged from bankruptcy protection and adopted fresh-start accounting on October 1, 2010 (the “Effective Date”). We became a new entity for financial reporting purposes as of the Effective Date. Therefore, the consolidated financial statements for the reporting entity subsequent to the Effective Date (the “Successor”) are not comparable to the consolidated financial statements for the reporting entity prior to the Effective Date (the “Predecessor”). Additional details regarding the adoption of fresh-start accounting are included in our 2010 Annual Report on Form 10-K.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus that are not statements of historical fact constitute “Forward–Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward–looking statements give current expectations or forecasts of future events. Words such as “anticipate”, “expect”, “intend”, “plan”, “believe”, “seek”, “estimate” and other words and terms of similar meaning in connection with discussions of future operating or financial performance signify forward–looking statements. These statements reflect the Company’s current views with respect to future events and are based on assumptions and estimates, which are subject to risks and uncertainties including those discussed under the heading “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference. Accordingly, undue reliance should not be placed on these forward–looking statements. Also, these forward–looking statements represent the Company’s estimates and assumptions only as of the date of this report. We do not intend to update any of these forward–looking statements to reflect circumstances or events that occur after the statement is made and qualifies all of its forward–looking statements by these cautionary statements.

You should understand that various factors, in addition to those discussed elsewhere in this prospectus, could affect our future results and could cause results to differ materially from those expressed in such forward–looking statements, including:

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our ability to satisfy our future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with covenants applicable to us; and the continuation of acceptable supplier payment terms;

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our ability to satisfy our pension and other postretirement employee benefit obligations, and to retire outstanding debt and satisfy other contractual commitments, all at the levels and times planned by management;

•	our ability to access funds generated by our foreign subsidiaries and joint ventures on a timely and cost effective basis;

•	changes in the operations (including products, product planning and part sourcing), financial condition, results of operations or market share of our customers;

•	changes in vehicle production volume of our customers in the markets where we operate, and in particular changes in Ford’s and Hyundai Kia’s vehicle production volumes and platform mix;

•	increases in commodity costs or disruptions in the supply of commodities, including steel, resins, aluminum, copper, fuel and natural gas;

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our ability to generate cost savings to offset or exceed agreed upon price reductions or price reductions to win additional business and, in general, improve our operating performance; to achieve the benefits of our restructuring actions; and to recover engineering and tooling costs and capital investments;

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our ability to compete favorably with automotive parts suppliers with lower cost structures and greater ability to rationalize operations; and to exit non–performing businesses on satisfactory terms, particularly due to limited flexibility under existing labor agreements;

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restrictions in labor contracts with unions that restrict our ability to close plants, divest unprofitable, noncompetitive businesses, change local work rules and practices at a number of facilities and implement cost–saving measures;

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the costs and timing of facility closures or dispositions, business or product realignments, or similar restructuring actions, including potential asset impairment or other charges related to the implementation of these actions or other adverse industry conditions and contingent liabilities;

•	significant changes in the competitive environment in the major markets where we procure materials, components or supplies or where our products are manufactured, distributed or sold;

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legal and administrative proceedings, investigations and claims, including shareholder class actions, inquiries by regulatory agencies, product liability, warranty, employee–related, environmental and safety claims and any recalls of products manufactured or sold by us;

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changes in economic conditions, currency exchange rates, changes in foreign laws, regulations or trade policies or political stability in foreign countries where we procure materials, components or supplies or where our products are manufactured, distributed or sold;

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shortages of materials or interruptions in transportation systems, labor strikes, work stoppages or other interruptions to or difficulties in the employment of labor in the major markets where we purchase materials, components or supplies to manufacture our products or where our products are manufactured, distributed or sold;

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changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets;

•	possible terrorist attacks or acts of war, which could exacerbate other risks such as slowed vehicle production, interruptions in the transportation system or fuel prices and supply;

•	the cyclical and seasonal nature of the automotive industry;

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our ability to comply with environmental, safety and other regulations applicable to us and any increase in the requirements, responsibilities and associated expenses and expenditures of these regulations;

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our ability to protect our intellectual property rights, and to respond to changes in technology and technological risks and to claims by others that Visteon infringes their intellectual property rights;

•	our ability to quickly and adequately remediate control deficiencies in our internal control over financial reporting; and

•	other factors, risks and uncertainties detailed from time to time in our SEC filings.

INDUSTRY AND MARKET DATA

Certain market and industry data included or incorporated by reference in this prospectus has been obtained from third party sources. We did not commission any publications or reports. Some data is also based on our good faith estimates, which are derived from our review of internal surveys and the third party sources referred to above. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable but do not guarantee the accuracy and completeness of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Forward-Looking Statements” and “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY

This summary provides a brief overview of certain information appearing elsewhere in this prospectus and the documents incorporated by reference herein, which are described under “Available Information.” Because it is abbreviated, this summary does not contain all of the information that you should consider before making an investment in the notes. We encourage you to read the entire prospectus and the documents incorporated by reference herein carefully, including the “Risk Factors” section, the historical and as adjusted financial statements and the notes to those financial statements before making an investment decision.

Our Business

We are a leading global supplier of climate, interiors, electronics and lighting systems, modules and components to global automotive original equipment manufacturers (“OEMs”). We are headquartered in Van Buren Township, Michigan. We have a workforce of approximately 27,000 employees and a network of manufacturing operations, technical centers, customer service centers and joint ventures in every major geographic region of the world. We were incorporated in Delaware on January 5, 2000 as a wholly-owned subsidiary of Ford Motor Company (“Ford”). Subsequently, Ford transferred the assets and liabilities comprising its automotive components and systems business to us. We separated from Ford on June 28, 2000 when all of our common stock was distributed by Ford to its stockholders.

Our Products

We are one of the leading global suppliers of:

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components, modules and systems that provide automotive heating, ventilation, air conditioning and powertrain cooling, which constituted approximately 49% and 48% of our total product sales, excluding intra-product group eliminations, for the three-month Successor period ended December 31, 2010 and the nine-month Predecessor period ended October 1, 2010, respectively;

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advanced in-vehicle entertainment, driver information, wireless communication, climate control, and body and security electronics, which constituted approximately 17% of our total product sales, excluding intra-product group eliminations, for both the three-month Successor period ended December 31, 2010 and the nine-month Predecessor period ended October 1, 2010;

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cockpit modules, instrument panels, door and console modules and interior trim components, which constituted approximately 28% and 29% of our total product sales, excluding intra-product group eliminations, for the three-month Successor period ended December 31, 2010, and the nine-month Predecessor period ended October 1, 2010, respectively; and

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head lamps, rear lamps, and other lighting components, which constituted approximately 6% of our total product sales, excluding intra-product group eliminations, for both the three-month Successor period ended December 31, 2010 and the nine-month Predecessor period ended October 1, 2010.

Climate Products

Climate Systems. We design and manufacture fully integrated heating, ventilation and air conditioning (“HVAC”) systems. Our proprietary analytical tools and systems integration expertise enables the development of climate-oriented components, sub-systems and vehicle-level systems. Products contained in this area include: evaporators, condensers, heater cores, climate controls, compressors, air handling cases and fluid transport systems.

Powertrain Cooling Systems. We design and manufacture components and modules that provide cooling and thermal management for the vehicle’s engine and transmission, as well as for batteries and power electronics on hybrid and electric vehicles. Our systems expertise and proprietary analytical tools enable development of components and modules to meet a wide array of thermal management needs. Products contained in this area include: radiators, oil coolers, charge air coolers, exhaust gas coolers, battery and power electronics coolers and systems and fluid transport systems.

Electronics Products

Audio / Infotainment Systems. We produce a wide range of audio/infotainment systems and components to provide in-vehicle information and entertainment, including base radio/CD head units, infotainment head units with integrated DVD/navigation, premium audiophile systems and amplifiers, and rear seat family entertainment systems. Examples of our latest audio/infotainment products include digital and satellite radios, HDtm and DABtm broadcast tuners, MACH® Voice Link technology and a range of connectivity solutions for portable devices.

Driver Information Systems. We design and manufacture a wide range of instrument clusters and displays to assist driving, ranging from standard analog-electronic clusters to high resolution, fully-configurable, large-format digital LCD devices for the luxury vehicle segment.

Electronic Climate Controls and Integrated Control Panels. We design and manufacture a complete line of climate control modules with capability to provide full system integration. The array of modules available varies from single zone manual electronic modules to fully automatic multiple zone modules. We also provide integrated control panel assemblies which incorporate audio, climate and other feature controls to allow customers to deliver unique interior styling options and electrical architecture flexibility.

Powertrain and Feature Control Modules. We design and manufacture a wide range of powertrain and feature control modules. Powertrain control modules cover a range of applications from single-cylinder small engine control systems to fully-integrated V8/V10 engine and transmission controllers. Feature control modules typically manage a variety of powertrain and other vehicle functions, including controllers for fuel pumps, 4x4 transfer cases, intake manifold tuning valves, security and voltage regulation systems and various customer convenience features.

Interiors Products

Cockpit Modules. Our cockpit modules incorporate structural, electronic, climate control, mechanical and safety components. We provide customers with a complete array of services including advanced engineering and computer-aided design, styling concepts and modeling and in-sequence delivery of manufactured parts. Our cockpit modules are built around our instrument panels which consist of a substrate and the optional assembly of structure, ducts, registers, passenger airbag system (integrated or conventional), finished panels and the glove box assembly.

Door Panels and Trims. We provide a wide range of door panels / modules as well as a variety of interior trim products.

Console Modules. Our consoles deliver flexible and versatile storage options to the consumer. The modules are interchangeable units and offer consumers a wide range of storage options that can be tailored to their individual needs.

Lighting Products

Head Lamps. We design and manufacture a wide variety of headlamps (projector, reflector or advanced front lighting systems), utilizing light-generating sources including light emitting diode (“LED”), high intensity discharge (“HID”) and halogen-based systems. To enhance driver visibility and safety, we have developed advanced front lighting systems (“AFS”) that include features that change the beam pattern based on steering wheel angles and other vehicle conditions. Second generation AFS systems utilize GPS and on-board cameras that allow drivers to automatically use high beams without effecting oncoming traffic.

Rear Lamps. We design and manufacturer rear combination lamps utilizing both incandescent and LED light sources. LED’s provide customers with an innovative style and appearance with reduced power consumption and enhanced life over conventional incandescent sources.

Other Lamps. We design and manufacturer multiple variations of center high-mounted stop lamps, fog lamps and side lights utilizing light emitting diodes and halogen based systems.

Electronic Control Modules. We design and manufacturer a variety of electronic control modules specifically for lighting applications. These modules include controls for AFS, automatic headlamp leveling, LED arrays and LED driver modules. Electronics have become an increasingly important element of lighting systems that allow for the integration of visibility, safety functionality and styling with the electronic architecture of the vehicles.

Customers

We sell products primarily to global vehicle manufacturers including Bayerische Motoren Werke AG, Chrysler Group LLC, Daimler AG, Ford, General Motors Company, Honda Motor Co., Ltd., Hyundai Motor Company, Kia Motors, Mazda Motor Corporation, Mitsubishi Motors, Nissan Motor Company, Ltd., PSA Peugeot Citroën, Renault S.A., Toyota Motor Corporation and Volkswagen, as well as emerging new vehicle manufacturers in Asia. To a lesser degree, we also sell products for use as aftermarket and service parts to automotive OEMs and others for resale through independent distribution networks. Our largest customers are Hyundai Kia Automotive Group and Ford, accounting for 29% and 25%, respectively, of 2010 net product sales.

Our History

Effective October 1, 2005, the Company transferred 23 of its North American facilities and certain other related assets and liabilities to Automotive Components Holdings, LLC (“ACH”), an indirect, wholly-owned subsidiary of Ford (the “ACH Transactions”). The transferred facilities included all of the Company’s plants that leased hourly workers covered by Ford’s Master Agreement with the United Auto Workers Union (“UAW”), and accounted for approximately $6.1 billion of the Company’s total product sales for 2005, the majority being products sold to Ford.

In January 2006, the Company announced a multi-year improvement plan that involved the restructuring of certain underperforming and non-strategic plants and businesses to improve operating and financial performance and to reduce costs. The multi-year improvement plan, which was initially expected to affect up to 23 facilities, was completed during 2008 and addressed a total of 30 facilities and businesses, including 7 divestitures and 14 closures. These activities resulted in sales declines of $1 billion during the year ended December 31, 2008.

During the latter part of 2008 and through 2009, weakened economic conditions, largely attributable to the global credit crisis, and erosion of consumer confidence, negatively impacted the automotive sector.

Our Reorganization

On May 28, 2009, we filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), to reorganize under chapter 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”). The Chapter 11 cases were jointly administered under the caption Visteon Corporation, et al., Case No. 09-11786. We continued to operate our businesses as a debtor-in-possession under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code.

On August 31, 2010, we filed a Fifth Amended Joint Plan of Reorganization (the “Plan of Reorganization”) with the Bankruptcy Court. The Plan of Reorganization was confirmed by the Bankruptcy Court on August 31, 2010 (the “Confirmation Order”), and became effective on October 1, 2010 (the “Effective Date”), the date on which we emerged from protection under Chapter 11 of the Bankruptcy Code. Additional details regarding the status of our Chapter 11 Proceedings are included in our 2010 Annual Report on Form 10-K, incorporated herein by reference.

Our Industry

In general, the automotive industry is cyclical, highly competitive, capital intensive, and sensitive to changes in overall economic conditions. During 2010, the global automotive industry began to recover from the unprecedented downturn of 2009, as evidenced by double digit production volume increases for most global OEMs. However, while industry production volumes increased from the trough of 2009 levels, current volumes remain lower than peak levels of the recent past, driven largely by the U.S. market. Significant developments and trends affecting the global automotive industry are summarized below.

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Globalization—The automotive sector is rapidly globalizing. To lower costs, OEMs are expected to continue to shift their production facilities from high-cost regions such as North America and Western Europe to lower-cost regions such as Brazil, Russia, India and China. The continued globalization of the automotive industry is pushing OEMs and suppliers to move to a more collaborative “design-to-cost” approach, where innovative solutions are applied to technology available in current products resulting in a much simpler variant with a lower cost, while ensuring safety and performance.

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Regulatory environment—Governments in all major countries have a significant influence on the automotive sector through various environmental, energy, economic, labor and consumer safety policies and regulations. Such policies and regulations can impact vehicle design, as well as production and assembly processes. Recent policy-making and regulatory efforts have resulted in more stringent automobile emissions standards in North America and Western Europe, and increasingly in emerging markets, requiring smaller and lighter vehicles and steering innovation efforts toward cleaner energy sources.

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Fuel efficiency and green initiatives—In the wake of the increased cost of petroleum-based fuel, global regulatory momentum to reduce emissions, and consumer demand for more environmentally friendly products, OEMs have turned to alternative fuel combustion engines, electric vehicles and other environmentally conscious technologies. Additionally, OEMs are designing their vehicles with more renewable materials and are reducing the level of volatile organic compounds in their vehicles.

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Vehicle safety, comfort and convenience—OEMs are incorporating more safety oriented technologies into their vehicles such as air bags, anti-lock brakes, traction control, adaptive and driver visibility enhancing lighting and driver awareness capabilities. Digital and portable technologies have dramatically influenced the lifestyle of today’s consumers who expect products that enable such a lifestyle. This requires increased electronic and technical content such as in-vehicle communication, navigation and entertainment capabilities.

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Customer price pressures and raw material cost inflation— The highly competitive nature of the automotive industry drives a focus on cost and price throughout the entire automotive supply chain. Virtually all OEMs have aggressive price reduction initiatives each year with their suppliers. Further, suppliers are continually challenged by the volatile nature of critical manufacturing inputs, specifically, commodity-driven raw material and energy costs.

Corporate Information

Our principal executive offices are located at One Village Center Drive, Van Buren Township, Michigan 48111. Our telephone number is (800) 847-8366 and we have a website accessible at www.visteon.com. The information posted on our website is not incorporated into this prospectus and is not part of this prospectus.

Exchange Offer

On April 6, 2011, we sold, through an offering exempt from the registration requirements of the Securities Act, $500,000,000 of our 6.75% Senior Notes due 2019. Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the Old Notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we are required to consummate the Exchange Offer within 360 days after the issue date. You may exchange your Old Notes for Exchange Notes in this Exchange Offer. You should read the discussion under the headings “Exchange Offer” and “Description of Exchange Notes” for further information regarding the Exchange Offer and the Exchange Notes.

Securities Offered	$500,000,000 aggregate principal amount of 6.75% Senior Notes due 2019.

Exchange Offer	We are offering to exchange the Old Notes for a like principal amount at maturity of the Exchange Notes. Old Notes may be exchanged only in denominations of $2,000 and integral principal multiples of $1,000 in excess thereof. The Exchange Offer is being made pursuant to the Registration Rights Agreement which grants the initial purchasers and any subsequent holders of the Old Notes certain exchange and registration rights. This Exchange Offer is intended to satisfy those exchange and registration rights with respect to the Old Notes. After the Exchange Offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Old Notes.

Expiration Date; Withdrawal of Tenders	The Exchange Offer will expire 5:00 p.m., New York City time, on , 2011, or a later time if we choose to extend this Exchange Offer in our sole and absolute discretion. You may withdraw your tender of Old Notes at any time prior to the expiration date. All outstanding Old Notes that are validly tendered and not validly withdrawn will be exchanged. Any Old Notes not accepted by us for exchange for any reason will be returned to you at our expense as promptly as possible after the expiration or termination of the Exchange Offer.

Resales	Based on interpretations by the Staff of the SEC in no-action letters issued to third parties with respect to other transactions, we believe that you can offer for resale, resell and otherwise transfer the Exchange Notes without complying with the registration and prospectus delivery requirements of the Securities Act so long as:

• you acquire the Exchange Notes in the ordinary course of business;

• at the commencement of the Exchange Offer, you have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes;

• you are not an affiliate of ours;

• if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of Exchange Notes; and

•     if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for notes that were acquired as a result of market making or other trading activities, you will deliver a prospectus in connection with any resale of the Exchange Notes.

If any of these conditions is not satisfied and you transfer any Exchange Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability.

Broker-Dealers	A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the Exchange Notes issued in the Exchange Offer. Until 180 days after the Exchange Offer has been completed or such time as broker-dealers no longer own any transfer restricted securities, we will use commercially reasonable efforts to make this prospectus, as amended or supplemented, available to any broker-dealer that requests it for use in connection with any such resale.

Conditions to the Exchange Offer	Our obligation to accept for exchange, or to issue the Exchange Notes in exchange for, any Old Notes is subject to certain customary conditions, including our determination that the Exchange Offer does not violate any law, statute, rule, regulation or interpretation by the Staff of the SEC or any regulatory authority or other foreign, federal, state or local government agency or court of competent jurisdiction. See “Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes	If you hold Old Notes through The Depository Trust Company, or DTC, and wish to participate in the Exchange Offer, you must comply with the Automated Tender Offer

Program procedures of DTC. See “The Exchange Offer—Procedures for Tendering Old Notes.” If you are not a DTC participant, you may tender your Old Notes by book-entry transfer by contacting your broker, dealer or other nominee or by opening an account with a DTC participant, as the case may be. By accepting the Exchange Offer, you will represent to us that, among other things:

• any Exchange Notes that you receive will be acquired in the ordinary course of your business;

•     you are not engaging in or intending to engage in a distribution of the Exchange Notes and you have no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution of the Exchange Notes;

•     if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of the Exchange Notes; and

• you are not our “affiliate” as defined in Rule 405 under the Securities Act.

Withdrawal Rights	You may withdraw the tender of your Old Notes at any time before 5:00 p.m., New York City time, on the expiration date, by complying with the procedures for withdrawal described in this prospectus under the heading “The Exchange Offer—Withdrawal Rights.”

United States Federal Income Tax Considerations

The Exchange Offer should not result in any income, gain or loss to the holders of Old Notes or to us for United States federal income tax purposes. See “Certain United States Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the Exchange Offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent for the Exchange Offer. The address, telephone number and facsimile number of the exchange agent are listed in “Exchange Offer—Exchange Agent.”

Shelf Registration Statement	In limited circumstances, holders of Old Notes may require us to register their Old Notes under a shelf registration statement. See “Exchange Offer—Shelf Registration.”

Consequences of Not Exchanging Old Notes

If you do not exchange your Old Notes in the Exchange Offer, your Old Notes will continue to be subject to the restrictions on transfer currently applicable to the Old Notes. In general, you may offer or sell your Old Notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the Old Notes under the Securities Act. Under some circumstances, however, holders of the Old Notes, including holders who are not permitted to participate in the Exchange Offer or who may not freely resell Exchange Notes received in the Exchange Offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Old Notes by these holders. For more information regarding the consequences of not tendering your Old Notes and our obligation to file a shelf registration statement, see “Exchange Offer—Consequences of Failure to Exchange.”

The Exchange Notes

The Exchange Offer relates to the exchange of up to $500,000,000 in aggregate principal amount of Old Notes for an equal aggregate principal amount of Exchange Notes. The terms of the Exchange Notes will be substantially identical to the terms of the Old Notes, except the Exchange Notes are registered under the Securities Act, the Exchange Notes will bear a separate CUSIP number, and the transfer restrictions, registration rights and related additional interest terms applicable to the Old Notes will not apply to the Exchange Notes. The Exchange Notes will evidence the same indebtedness as the Old Notes which they will replace. Both the Old Notes and the Exchange Notes are governed by the same indenture.

Issuer	Visteon Corporation

Notes Offered	$500 million aggregate principal amount of 6.75% senior notes due 2019.

Maturity	The notes will mature on April 15, 2019.

Interest	The Exchange Notes will bear interest at a rate of 6.75% per annum.

The Issuer will pay interest on the Exchange Notes semi-annually, in cash in arrears, on April 15 and October 15 of each year, commencing April 15, 2012.

Guarantors	The Exchange Notes will initially be fully and unconditionally guaranteed on a senior unsecured basis by each of the Issuer’s domestic subsidiaries that are borrowers or guarantors under the ABL Facility, VC Aviation Services, LLC, Visteon Electronics Corporation, Visteon European Holdings, Inc., Visteon Global Technologies, Inc., Visteon International Business Development, Inc., Visteon International Holdings, Inc., Visteon Global Treasury, Inc. and Visteon Systems LLC. See “Description of Exchange Notes—Note Guarantees.”

Ranking	The Exchange Notes will be our unsecured senior obligations and will:

• rank equally in right of payment to all of our existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Exchange Notes;

•     be effectively subordinated in right of payment to all existing and future secured debt (including any such guarantor’s guarantee under our ABL Facility), to the extent of the value of the assets securing such debt;

•     be structurally subordinated to all existing and future debt and other obligations, including trade payables, of each of our subsidiaries that is not a guarantor of the Exchange Notes, including our non-U.S. subsidiaries; and

• rank senior in right of payment to all of our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Exchange Notes.

Similarly, the senior note guarantees will be unsecured senior obligations of the guarantors and will:

•     rank equally in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to such guarantor’s guarantee of the Exchange Notes;

•     be effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt (including any such guarantor’s guarantee under our ABL Facility), to the extent of the value of the assets securing such debt;

•     be structurally subordinated to all existing and future debt and other obligations, including trade payables, of each such guarantor’s subsidiaries that do not guarantee the Exchange Notes, including our non-U.S. subsidiaries; and

•     rank senior in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to such guarantor’s senior note guarantee.

Our non-guarantors’ net sales, excluding intercompany sales, were $4.6 billion during the nine-month period ended September 30, 2011, which represented 75% of our total net sales during that period. As of September 30, 2011, our non-guarantor subsidiaries had total assets, excluding intercompany assets and investments in consolidated subsidiaries, of $4.2 billion, which represented 80% of our consolidated total assets. As of September 30, 2011, our non-guarantor subsidiaries had total liabilities, excluding intercompany liabilities, of approximately $2.0 billion, which represented approximately 62% of our consolidated total liabilities. Additionally, the liabilities of our non-guarantor subsidiaries include approximately $93.0 million of outstanding debt at September 30, 2011.

Optional Redemption	Prior to April 15, 2014, we may redeem some or all of the notes at a price equal to 100% of the principal amount thereof, plus the Applicable Premium set forth under “Description of Exchange Notes—Optional Redemption.” Additionally, during each 12-month period prior to April 15, 2014, we may redeem up to 10% of the original principal amount of the notes at a redemption price equal to 103% of the principal amount of the notes redeemed, plus accrued and unpaid interest. Beginning on April 15, 2014, we may redeem some or all of the notes at the redemption prices listed under “Description of Exchange Notes—Optional Redemption” plus accrued and unpaid interest to the redemption date. In addition, we may redeem up to 35% of the notes on or prior to April 15, 2014, with the net proceeds from certain equity offerings at the redemption prices specified in this prospectus.

Change of Control Offer	If we experience a change in control, we must give holders of the notes the opportunity to sell us their notes at 101% of their face amount, plus accrued and unpaid interest.

Asset Sale Offer	If we or our restricted subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a specified period of time, permanently reduce senior debt, permanently reduce senior subordinated debt, permanently reduce debt of a restricted subsidiary that is not a subsidiary guarantor or make an offer to purchase a principal amount of the Exchange Notes equal to the net cash proceeds, subject to certain exceptions. The purchase price of the Exchange Notes will be 100% of their principal amount, plus accrued and unpaid interest.

Certain Covenants	The indenture governing the Exchange Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things:

• incur additional debt;

• pay dividends or distributions on our capital stock or redeem, repurchase, or retire our capital stock or subordinated debt;

• issue preferred stock of restricted subsidiaries;

• make certain investments;

• create liens on our or our subsidiary guarantors’ assets to secure debt;

• create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the Exchange Notes;

• enter into transactions with affiliates;

• merge or consolidate with another company; and

• sell assets, including capital stock of our subsidiaries.

These covenants are subject to a number of important limitations and exceptions.

No Prior Market	The Exchange Notes will be new securities for which there is currently no market. We cannot assure you as to the liquidity of markets that may develop for the Exchange Notes, your ability to sell the Exchange Notes or the price at which you would be able to sell the Exchange Notes. See “Risk Factors—Risks Related to the Exchange Notes and Our Indebtedness.”

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes. See “Use of Proceeds.”

Form and Denomination	The Exchange Notes will be delivered in fully-registered form. The notes will be represented by one or more global notes, deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be shown on, and any transfers will be effective only through, records maintained by DTC and its participants. The Exchange Notes will be issued in denominations of $2,000 and integral multiples of $1,000.

Governing Law	The Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in the notes.

Summary Consolidated Financial Data

The summary historical consolidated financial information as of December 31, 2010 and for the periods ended December 31, 2010, October 1, 2010 and December 31, 2009 and 2008 were derived from the audited consolidated financial information contained in the audited consolidated financial statements of Visteon incorporated by reference in this prospectus. The summary historical consolidated financial information as of September 30, 2011 and for the periods ended September 30, 2011 and September 30, 2010 were derived from the unaudited consolidated financial information contained in the unaudited consolidated financial statements of Visteon incorporated by reference in this prospectus. The financial information set forth below should be read in conjunction with “Capitalization” and “Use of Proceeds,” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2010 Annual Report on Form 10-K, our consolidated financial statements and related notes thereto and the other financial information incorporated by reference into this prospectus.

	Successor	Predecessor	Successor	Predecessor
	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010	Three Months Ended December 31, 2010	Nine Months Ended October 1, 2010	Year Ended December 31,
					2009	2008
	(dollars in millions)
Statement of Operations Data
Net sales	$6,188	$5,579	$1,887	$5,579	$6,685	$9,544
Gross margin	494	562	244	565	597	459
Selling, general and administrative expenses	313	292	124	271	331	553
Restructuring expenses	18	20	28	20	84	147
Reorganization items, net	—	123	—	(933)	60	—
Operating income (loss)	163	102	93	1,182	290	(403)
Interest expense	38	170	16	170	117	215
Interest income	16	10	6	10	11	46
Equity in net income of non-consolidated affiliates	130	100	41	105	80	41
Net income attributable to non-controlling interests	54	56	19	56	56	34
Net income (loss) attributable to Visteon Corporation	$106	$(108)	$86	$940	$128	$(681)

	As of September 30, 2011	As of December 31, 2010
	(dollars in millions)
Balance Sheet Data
Cash and equivalents	$758	$905
Property and equipment, net	$1,528	$1,576
Total assets	$5,234	$5,208
Long-term debt	$507	$483
Total equity	$2,067	$1,950

RISK FACTORS

Participating in the Exchange Offer is subject to a number of risks. You should carefully consider the risk factors set forth below as well as the other information contained in, or incorporated by reference in, this prospectus before making an investment in the notes. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment. For a description of risks related to our industry and business, you should also evaluate the specific risk factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our other filings with the SEC.

Risks Related to Our Business

We are highly dependent on Hyundai Kia Automotive Group and Ford Motor Company and decreases in such customers’ vehicle production volumes would adversely affect our business.

Hyundai Kia Automotive Group (“Hyundai Kia”) has rapidly become one of our largest customers, accounting for 29% of total product sales in 2010 and 27% of total product sales in 2009, and this percentage is expected to increase in the future. Additionally, Ford is one of our largest customers and accounted for approximately 25% of total product sales in 2010, 28% of total product sales in 2009 and 34% of total product sales in 2008. Accordingly, any change in Ford’s and/or Hyundai Kia’s vehicle production volumes will have a significant impact on our sales volume and profitability.

Escalating price pressures from customers may adversely affect our business.

Downward pricing pressures by automotive manufacturers are a characteristic of the automotive industry. Virtually all automakers have implemented aggressive price reduction initiatives and objectives each year with their suppliers, and such actions are expected to continue in the future. In addition, estimating such amounts is subject to risk and uncertainties because any price reductions are a result of negotiations and other factors. Accordingly, suppliers must be able to reduce their operating costs in order to maintain profitability. We have taken steps to reduce our operating costs and other actions to offset customer price reductions; however, price reductions have impacted our sales and profit margins and are expected to continue to do so in the future. If we are unable to offset customer price reductions in the future through improved operating efficiencies, new manufacturing processes, sourcing alternatives and other cost reduction initiatives, our results of operations and financial condition will likely be adversely affected.

Significant declines in the production levels of our major customers could reduce our sales and harm our profitability.

Demand for our products is directly related to the automotive vehicle production of our major customers. Automotive sales and production can be affected by general economic or industry conditions, labor relations issues, fuel prices, regulatory requirements, government initiatives, trade agreements and other factors. Automotive industry conditions in North America and Europe have been and continue to be extremely challenging. In North America, the industry is characterized by significant overcapacity and fierce competition. In Europe, the market structure is more fragmented with significant overcapacity and declining sales. Our business in 2008 and 2009 was severely affected by the turmoil in the global credit markets, significant reductions in new housing construction, volatile fuel prices and recessionary trends in the United States and global economies. These conditions had a dramatic impact on consumer vehicle demand in 2008, resulting in the lowest per capita sales rates in the United States in half a century and lower global automotive production following six years of steady growth.

The financial distress of our major customers and within the supply base could significantly affect our operating performance.

Domestic automotive manufacturers are burdened with substantial structural costs, such as pension and healthcare costs that have impacted their profitability and labor relations. Several other global automotive manufacturers are also experiencing operating and profitability issues and labor concerns. In this environment, it is difficult to forecast future customer production schedules, the potential for labor disputes or the success or sustainability of any strategies undertaken by any of our major customers in response to the current industry environment. This environment may also put additional pricing pressure on suppliers to OEMs, such as us, which would reduce such suppliers’ (including our) margins. In addition, cuts in production schedules are also sometimes announced by customers with little advance notice, making it difficult for suppliers to respond with corresponding cost reductions.

Our supply base has also been adversely affected by industry conditions. Lower production levels for the global automotive OEMs and increases in certain raw material, commodity and energy costs have resulted in financial distress among many companies within the automotive supply base. In recent years, several large suppliers have filed for bankruptcy protection or ceased operations. Unfavorable industry conditions have also resulted in financial distress within our supply base, an increase in commercial disputes and other risks of supply disruption. In addition, the current adverse industry environment has required us to provide financial support to distressed suppliers or take other measures to ensure uninterrupted production. While we have taken certain actions to mitigate these factors, those actions have offset only a portion of the overall impact on our operating results. The continuation or worsening of these industry conditions would adversely affect our profitability, operating results and cash flow.

The discontinuation of, loss of business or lack of commercial success, with respect to a particular vehicle model for which we are a significant supplier could reduce our sales and harm our profitability.

Although we have purchase orders from many of our customers, these purchase orders generally provide for the supply of a customer’s annual requirements for a particular vehicle model and assembly plant, or in some cases, for the supply of a customer’s requirements for the life of a particular vehicle model, rather than for the purchase of a specific quantity of products. In addition, it is possible that customers could elect to manufacture components internally that are currently produced by outside suppliers, such as our company. The discontinuation of, the loss of business with respect to or a lack of commercial success of a particular vehicle model for which we are a significant supplier, could reduce our sales and harm our profitability.

Our substantial international operations make us vulnerable to risks associated with doing business in foreign countries.

As a result of our global presence, a significant portion of our revenues and expenses are denominated in currencies other than the U.S. dollar. In addition, we have manufacturing and distribution facilities in many foreign countries, including countries in Europe, Central and South America and Asia. International operations are subject to certain risks inherent in doing business abroad, including:

•	exposure to local economic conditions, expropriation and nationalization, foreign exchange rate fluctuations and currency controls;

•	withholding and other taxes on remittances and other payments by subsidiaries;

•	investment restrictions or requirements;

•	export and import restrictions;

•	compliance with anti-bribery laws, including the Foreign Corrupt Practices Act;

•	compliance with export controls and economic sanctions laws;

•	increases in working capital requirements related to long supply chains; and

•	disruptions in our supply chain from unforeseen events, such as natural disasters and civil unrest.

Expanding our business in Asia and Europe and enhancing our business relationships with Asian and European automotive manufacturers worldwide are important elements of our long-term business strategy. In addition, we have invested significantly in joint ventures with other parties to conduct business in South Korea, China and elsewhere in Asia. Our ability to repatriate funds from these joint ventures depends not only upon their uncertain cash flows and profits, but also upon the terms of particular agreements with our joint venture partners and the maintenance of the legal and political status quo. As a result, our exposure to the risks described above is substantial. The likelihood of such occurrences and its potential effect on us vary from country to country and are unpredictable. However, any such occurrences could be harmful to our business and our profitability and financial condition.

Inflation may adversely affect our profitability and the profitability of our supply base.

The automotive supply industry has experienced significant inflationary pressures, primarily in ferrous and non-ferrous metals and petroleum-based commodities, such as resins. These inflationary pressures have placed significant operational and financial burdens on automotive suppliers at all levels, and are expected to continue for the foreseeable future. Generally, it has been difficult to pass on, in total, the increased costs of raw materials and components used in the manufacture of our products to our customers. In addition, our need to maintain a continuing supply of raw materials and/or components has made it difficult to resist price increases and surcharges imposed by our suppliers.

Further, this inflationary pressure, combined with other factors, has adversely impacted the financial condition of several domestic automotive suppliers, resulting in several significant supplier bankruptcies. Because we purchase various types of equipment, raw materials and component parts from suppliers, we may be materially and adversely affected by the failure of those suppliers to perform as expected. This non-performance may consist of delivery delays, failures caused by production issues or delivery of non-conforming products, or supplier insolvency or bankruptcy. Consequently, our efforts to continue to mitigate the effects of these inflationary pressures may be insufficient if conditions worsen, thereby negatively impacting our financial results.

We could be negatively impacted by supplier shortages.

In an effort to manage and reduce the costs of purchased goods and services, we, like many suppliers and automakers, have been consolidating our supply base. In addition, certain materials and components used by us, primarily in our lighting and other electronics products, are in high demand but of limited availability. As a result, we are dependent on single or limited sources of supply for certain components used in the manufacture of our products. We select our suppliers based on total value (including price, delivery and quality), taking into consideration production capacities and financial condition. However, there can be no assurance that strong demand, capacity limitations or other problems experienced by our suppliers will not result in occasional shortages or delays in the supply of components. If we were to experience a significant or prolonged shortage of critical components from any of our suppliers, particularly those who are sole sources, and could not procure the components from other sources, we would be unable to meet our production schedules for some of our key products or to ship such products to our customers in a timely fashion, which would adversely affect sales, margins, and customer relations.

Work stoppages and similar events could significantly disrupt our business.

Because the automotive industry relies heavily on just-in-time delivery of components during the assembly and manufacture of vehicles, a work stoppage at one or more of our manufacturing and assembly facilities could have material adverse effects on the business. Similarly, if one or more of our customers were to experience a work stoppage, that customer would likely halt or limit purchases of our products, which could result in the shut down of the related manufacturing facilities. A significant disruption in the supply of a key component due to a work stoppage at one of our suppliers or any other supplier could have the same consequences, and accordingly, have a material adverse effect on our financial results.

Our pension expense and funding levels of pension plans could materially deteriorate or we may be unable to generate sufficient excess cash flow to meet increased pension benefit obligations.

Many of our employees participate in defined benefit pension plans or retirement/termination indemnity plans. Our worldwide pension obligations exposed us to approximately $472 million in unfunded liabilities as of December 31, 2010, of which approximately $364 million was attributable to unfunded U.S. obligations and $108 million was attributable to unfunded non-U.S. pension obligations.

We have previously experienced declines in interest rates and pension asset values. Future declines in interest rates or the market values of the securities held by the plans, or certain other changes, could materially deteriorate the funded status of our plans and affect the level and timing of required contributions in 2011 and beyond. Additionally, a material deterioration in the funded status of the plans could significantly increase pension expenses and reduce our profitability.

Our assumptions used to calculate pension obligations as of the annual measurement date directly impact the expense to be recognized in future periods. While our management believes that these assumptions are appropriate, significant differences in actual experience or significant changes in these assumptions may materially affect our pension obligations and future expense. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2010 Annual Report on Form 10-K. Our ability to generate sufficient cash to satisfy our obligations may be impacted by the factors discussed herein.

Impairment charges relating to our goodwill and long-lived assets and possible increases to the valuation allowances could adversely affect our financial performance.

We regularly monitor our goodwill and long-lived assets for impairment indicators. In conducting our goodwill impairment testing, we compare the fair value of each of our reporting units to the related net book value. In conducting the impairment analysis of long-lived assets, we compare the undiscounted cash flows expected to be generated from the long-lived assets to the related net book values. Changes in economic or operating conditions impacting the estimates and assumptions could result in the impairment of goodwill or long-lived assets. In the event that we determine that our goodwill or long-lived assets are impaired, we may be required to record a significant charge to earnings that could materially affect our results of operations and financial condition in the periods recognized. We recorded asset impairment charges of $4 million, $9 million and $234 million in 2010, 2009 and 2008, respectively, to adjust the carrying value of certain assets to their estimated fair value. In addition, we cannot provide assurance that we will be able to recover remaining net deferred tax assets, which are dependent upon achieving future taxable income in certain foreign jurisdictions. Failure to achieve our taxable income targets may change our assessment of the recoverability of our remaining net deferred tax assets and would likely result in an increase in the valuation allowance in the applicable period. Any increase in the valuation allowance would result in additional income tax expense, which could have a significant impact on our future results of operations.

Our expected annual effective tax rate could be volatile and could materially change as a result of changes in mix of earnings and other factors.

Changes in our debt and capital structure, among other items, may impact our effective tax rate. Our overall effective tax rate is equal to consolidated tax expense as a percentage of consolidated earnings before tax. However, tax expenses and benefits are not recognized on a global basis but rather on a jurisdictional basis.

Further, we are in a position whereby losses incurred in certain tax jurisdictions generally provide no current financial statement benefit. In addition, certain jurisdictions have statutory rates greater than or less than the United States statutory rate. As such, changes in the mix and source of earnings between jurisdictions could have a significant impact on our overall effective tax rate in future periods. Changes in tax law and rates, changes in rules related to accounting for income taxes or adverse outcomes from tax audits that regularly are in process in any of the jurisdictions in which we operate could also have a significant impact on our overall effective rate in future periods.

Our ability to effectively operate could be hindered if we fail to attract and retain key personnel.

Our ability to operate our business and implement our strategies effectively depends, in part, on the efforts of our executive officers and other key employees. In addition, our future success will depend on, among other factors, the ability to attract and retain qualified personnel, particularly engineers and other employees with critical expertise and skills that support key customers and products or in emerging regions. The loss of the services of any key employees or the failure to attract or retain other qualified personnel could have a material adverse effect on our business.

Warranty claims, product liability claims and product recalls could harm our business, results of operations and financial condition.

We face the inherent business risk of exposure to warranty and product liability claims in the event that our products fail to perform as expected or such failure results, or is alleged to result, in bodily injury or property damage (or both). In addition, if any of our designed products are defective or are alleged to be defective, we may be required to participate in a recall campaign. As suppliers become more integrally involved in the vehicle design process and assume more of the vehicle assembly functions, automakers are increasingly expecting them to warrant their products and are increasingly looking to suppliers for contributions when faced with product liability claims or recalls. A successful warranty or product liability claim against us in excess of our available insurance coverage and established reserves, or a requirement that we participate in a product recall campaign, could have materially adverse effects on our business, results of operations and financial condition.

We are involved from time to time in legal proceedings and commercial or contractual disputes, which could have an adverse effect on our business, results of operations and financial position.

We are involved in legal proceedings and commercial or contractual disputes that, from time to time, are significant. These are typically claims that arise in the normal course of business including, without limitation, commercial or contractual disputes (including disputes with suppliers), intellectual property matters, personal injury claims and employment matters. No assurances can be given that such proceedings and claims will not have a material adverse effect on our profitability and financial position.

We could be adversely impacted by environmental laws and regulations.

Our operations are subject to U.S. and foreign environmental laws and regulations governing emissions to air; discharges to water; the generation, handling, storage, transportation, treatment and disposal of waste materials; and the cleanup of contaminated properties. Currently, environmental costs with respect to former, existing or subsequently acquired operations are not material, but there is no assurance that we will not be adversely impacted by such costs, liabilities or claims in the future either under present laws and regulations or those that may be adopted or imposed in the future.

Developments or assertions by or against us relating to intellectual property rights could materially impact our business.

We own significant intellectual property, including a number of patents, trademarks, copyrights and trade secrets, and are involved in numerous licensing arrangements. Our intellectual property plays an important role in maintaining our competitive position in a number of the markets that we serve. Developments or assertions by or against us relating to intellectual property rights could materially impact our business. Significant technological developments by others also could materially and adversely affect our business and results of operations and financial condition.

Our business and results of operations could be affected adversely by terrorism.

Terrorist-sponsored attacks, both foreign and domestic, could have adverse effects on our business and results of operations. These attacks could accelerate or exacerbate other automotive industry risks such as those described above and also have the potential to interfere with our business by disrupting supply chains and the delivery of products to customers.

A failure of our internal controls could adversely affect our ability to report our financial condition and results of operations accurately and on a timely basis. As a result, our business, operating results and liquidity could be harmed.

Because of the inherent limitations of any system of internal control, including the possibility of human error, the circumvention or overriding of controls or fraud, even an effective system of internal control may not prevent or detect all misstatements. In the event of an internal control failure, our ability to report our financial results on a timely and accurate basis could be adversely impacted, which could result in a loss of investor confidence in our financial reports or have a material adverse affect on our ability to operate our business or access sources of liquidity.

Risks Related to the Chapter 11 Cases

Our actual financial results may vary significantly from the projections filed with the Bankruptcy Court, and investors should not rely on such projections.

The projected financial information that was previously filed with the Bankruptcy Court in connection with the bankruptcy proceedings has not been incorporated by reference into this report. Neither these projections nor our Fourth Amended Disclosure Statement filed on June 30, 2010 should be considered or relied on in connection with the purchase of the notes or our other securities. We were required to prepare projected financial information to demonstrate to the Bankruptcy Court the feasibility of the plan of reorganization and the ability to continue operations upon emergence from Chapter 11 bankruptcy proceedings. The projections reflect numerous assumptions concerning anticipated future performance and prevailing and anticipated market and economic conditions that were and continue to be beyond our control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks. Our actual results will vary from those contemplated by the projections for a variety of reasons, including the adoption of fresh-start accounting in accordance with the provisions of FASB Accounting Standards Codification 852 (“ASC 852”), “Reorganizations,” upon our emergence from Chapter 11 bankruptcy proceedings. Further, the projections were limited by the information available to us as of the date of the preparation of the projections. Therefore, variations from the projections may be material, and investors should not rely on such projections.

Because of the adoption of fresh-start accounting and the effects of the transactions contemplated by the plan of reorganization, financial information subsequent to October 1, 2010, will not be comparable to financial information prior to October 1, 2010.

Upon our emergence from Chapter 11 bankruptcy proceedings, fresh-start accounting was adopted in accordance with the provisions of ASC 852, pursuant to which our reorganization value was allocated to our assets in conformity with the procedures specified by FASB Accounting Standards Codification 805 (“ASC 805”), “Business Combinations.” The excess of reorganization value over the fair value of tangible and identifiable intangible assets was recorded as goodwill, which is subject to periodic evaluation for impairment.

Liabilities, other than deferred taxes, were recorded at the present value of amounts expected to be paid. In addition, under fresh-start accounting, common stock, accumulated deficit and accumulated other comprehensive loss were eliminated. The consolidated financial statements also reflect all of the transactions contemplated by the plan of reorganization. Accordingly, our consolidated financial statements subsequent to October 1, 2010, will not be comparable to the consolidated financial statements prior to October 1, 2010. The lack of comparable historical financial information may discourage investors from purchasing securities we issue.

Visteon’s emergence from bankruptcy will reduce our U.S. net operating losses and other tax attributes and limit the ability to offset future U.S. taxable income with tax losses and credits incurred prior to the emergence from bankruptcy.

The discharge of a debt obligation by a taxpayer in a bankruptcy proceeding for an amount less than its adjusted issue price (as defined for tax purposes) generally creates cancellation of indebtedness income (“CODI”), that is excludable from a taxpayer’s taxable income. However certain tax attributes otherwise available and of value to a debtor will be reduced to the extent of the excludable CODI. Additionally, Internal Revenue Code Sections 382 and 383 provide an annual limitation with respect to the ability of a corporation to utilize its tax attributes, as well as certain built-in-losses, against future U.S. taxable income in the event of a change in ownership. As a result of Visteon’s emergence from bankruptcy we expect to have excludable CODI that will reduce the U.S. net operating losses and other tax attributes and we expect a limitation under Internal Revenue Code Sections 382 and 383 as a result of an ownership change.

Risks Related to the Notes and Our Indebtedness

Our substantial leverage and debt service obligations could adversely affect our financial condition and restrict our operating flexibility.

We have substantial debt and, as a result, significant debt service obligations. As of September 30, 2011, our total indebtedness was $588 million, excluding $15 million of outstanding letters of credit. We also have had the ability to borrow up to $220 million under our ABL Facility, subject to a borrowing base. Our substantial level of debt and debt service obligations could have important consequences including the following:

•

making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, which could result in an event of default under the indenture governing the notes and the agreements governing our other indebtedness;

•

limiting our ability to obtain additional financing on satisfactory terms to fund our working capital requirements, capital expenditures, acquisitions, investments, debt service requirements and other general corporate requirements;

•

increasing our vulnerability to general economic downturns, competition and industry conditions, which could place us at a competitive disadvantage compared to our competitors that are less leveraged and therefore we may be unable to take advantage of opportunities that our leverage prevents us from exploiting;

•	exposing our cash flows to changes in floating rates of interest such that an increase in floating rates could negatively impact our cash flows;

•

imposing additional restrictions on the manner in which we conduct our business under financing documents, including restrictions on our ability to pay dividends, make investments, incur additional debt and sell assets; and

•

reducing the availability of our cash flows to fund our working capital requirements, capital expenditures, acquisitions, investments, other debt obligations and other general corporate requirements, because we will be required to use a substantial portion of our cash flows to service debt obligations.

The occurrence of any one of these events could have an adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under our indebtedness.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness, including secured indebtedness, in the future. Although the indenture governing the notes and our ABL Facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and any indebtedness incurred in compliance with these restrictions could be substantial. Our ability to borrow under our ABL Facility will remain limited by the amount of the borrowing base. In addition, our ABL Facility and the notes allow us to incur a significant amount of indebtedness in connection with acquisitions and a significant amount of purchase money debt. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they face would be increased.

Covenant restrictions under our indebtedness may limit our ability to operate our business and, in such event, we may not have sufficient assets to pay amounts due under the notes.

The terms of our ABL Facility and the notes restrict us and our subsidiaries from taking various actions such as incurring additional debt under certain circumstances, paying dividends, making investments, entering into transactions with affiliates, merging or consolidating with other entities and selling all or substantially all of our assets. In addition, under certain circumstances, our ABL Facility requires us to comply with a minimum fixed charge coverage ratio and may require us to reduce our debt or take other actions in order to comply with this ratio. These restrictions could limit our ability to obtain future financings, make needed capital expenditures, withstand future downturns in our business or the economy in general or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of limitations imposed on us by the restrictive covenants under our ABL Facility and the notes. A breach of any of these provisions could result in a default under our ABL Facility or the notes, as the case may be, that would allow lenders or noteholders to declare our outstanding debt immediately due and payable. If we are unable to pay those amounts because we do not have sufficient cash on hand or are unable to obtain alternative financing on acceptable terms, the lenders or noteholders could initiate a bankruptcy proceeding or, in the case of our ABL Facility, proceed against any assets that serve as collateral to secure such debt.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.

Our ability to pay interest on and the principal of the notes and to satisfy our other debt obligations will primarily depend upon our future operating performance. As a result, prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make these payments to satisfy our debt obligations. Included in such factors are the requirements, under certain scenarios, of our counterparties that we post cash collateral to maintain our hedging positions. In addition, price declines, by reducing our borrowing base, could limit availability under our ABL Facility and further constrain our liquidity.

If we do not generate sufficient cash flow from operations to satisfy our debt service obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our indebtedness, selling assets, reducing or delaying capital investments or seeking to raise additional capital. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives, which in turn could exacerbate the effects of any failure to generate sufficient cash flow to satisfy our debt service obligations. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms.

Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance our obligations at all or on commercially reasonable terms, would have an adverse effect, which could be material, on our business, financial condition and results of operations, may restrict our current and future operations, particularly our ability to respond to business changes or to take certain actions, as well as on our ability to satisfy our obligations in respect of the notes.

The notes are not secured by our assets and the lenders under our ABL Facility are entitled to remedies available to secured lenders, which gives them priority over holders of the notes, and the notes are effectively subordinated to our and our subsidiary guarantors’ indebtedness under our ABL Facility to the extent of the value of the assets securing such indebtedness.

The notes and the related guarantees are effectively subordinated in right of payment to all of our and our subsidiary guarantors’ secured indebtedness to the extent of the value of the assets securing such indebtedness, including our ABL Facility. Loans under our ABL Facility are secured by security interests in substantially all of our and the subsidiary guarantors’ assets (subject to certain exceptions). See “Description of Other Indebtedness—ABL Facility.” Under our ABL Facility as of September 30, 2011, we had no secured indebtedness outstanding and had the ability to borrow up to an additional $220 million, subject to a borrowing base. If we become insolvent or are liquidated, or if payment under our ABL Facility or of any other secured indebtedness is accelerated, the lenders under our ABL Facility and holders of other secured indebtedness (or an agent on their behalf) will be entitled to exercise the remedies available to secured lenders under applicable law (in addition to any remedies that may be available under documents pertaining to our ABL Facility or other senior debt). For example, the secured lenders could foreclose and sell those assets in which they have been granted a security interest to the exclusion of the holders of the notes, even if an event of default exists under the indenture governing the notes at that time. As a result, upon the occurrence of any of these events, there may not be sufficient, or any, funds to pay amounts due on the notes.

The notes will be structurally subordinated to the obligations of our foreign subsidiaries and to the obligations of our domestic subsidiaries that do not guarantee the notes.

None of our existing or future foreign subsidiaries guarantee the notes. The notes are structurally subordinated to the obligations of our foreign subsidiaries, and to the obligations of our domestic subsidiaries that do not guarantee the notes. As of September 30, 2011, our non-guarantor subsidiaries had approximately $2.0 billion of total liabilities, including trade payables and excluding intercompany liabilities, and approximately $93.0 million of indebtedness outstanding. Our non-guarantor subsidiaries may, in the future, incur substantial additional liabilities, including indebtedness. Furthermore, we may, under certain circumstances described in the indenture governing the notes, designate subsidiaries as unrestricted subsidiaries, and any domestic subsidiary that is designated as unrestricted will not guarantee the notes. In the event of our non-guarantor subsidiaries’ bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, the assets of those non-guarantor subsidiaries will not be available to pay obligations on the notes until after all of the liabilities (including trade payables) of those nonguarantor subsidiaries have been paid in full. Our non-guarantors’ net sales, excluding intercompany sales, were $4.6 billion during the nine-month period ended September 30, 2011, which represented 75% of our total net sales during that period. As of September 30, 2011, our non-guarantor subsidiaries had total assets, excluding intercompany assets and investments in consolidated subsidiaries, of $4.2 billion, which represented 80% of our consolidated total assets.

The terms of our ABL Facility and the indenture governing the notes may restrict our current and future operations, particularly our ability to respond to changes in our business or to take certain actions.

The credit agreement governing our ABL Facility and the indenture governing the notes contain, and the terms of any future indebtedness of ours would likely contain, a number of restrictive covenants that impose significant operating and financial restrictions, including restrictions on our ability to engage in acts that may be in our best long-term interests. The indenture governing the notes and the credit agreements governing our ABL Facility include covenants that, among other things, restrict our and our subsidiaries’ ability to:

•	incur additional indebtedness;

•	pay dividends on our capital stock and make other restricted payments;

•	make investments and acquisitions;

•	engage in transactions with our affiliates;

•	use assets as security in other transactions;

•	sell assets or merge with or into other companies;

•	enter into new lines of business;

•	make capital expenditures;

•	pay, redeem or exchange debt; and

•	form joint ventures.

In addition, our ability to borrow under our ABL Facility is limited by a borrowing base and requires us to periodically meet various financial ratios and tests, including minimum excess availability. These financial covenants and tests could limit the ability to react to market conditions or satisfy extraordinary capital needs and could otherwise restrict our financing and operations. See “Description of Other Indebtedness—ABL Facility.” Moreover, our ABL Facility provides discretion to the agent bank acting on behalf of the lenders to impose additional availability and other reserves, which could materially impair the amount of borrowings that would otherwise be available to us. There can be no assurance that the agent bank will not impose such reserves or, were it to do so, that the resulting impact of this action would not materially and adversely impair our liquidity.

A breach of any of the restrictive covenants in our ABL Facility would result in a default thereunder. If any such default occurs, the lenders under our ABL Facility may elect to declare all outstanding borrowings thereunder, together with accrued interest and other fees, to be immediately due and payable, or enforce their security interest, any of which could result in an event of default under the notes. The lenders will also have the right in these circumstances to terminate any commitments they have to provide further borrowings.

The operating and financial restrictions and covenants in these debt agreements and any future financing agreements may adversely affect our ability to finance future operations or capital needs or to engage in other business activities.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

Upon the occurrence of certain change of control events, we will be required to offer to repurchase all of the notes. Our ABL Facility provides that certain change of control events (including a change of control as defined in the indenture governing the notes) constitute a default. Any future credit agreement or other agreements relating to our indebtedness to which we become a party would likely contain similar provisions. If we experience a change of control that triggers a default under our ABL Facility, we could seek a waiver of such default or seek to refinance such facilities. In the event we do not obtain such a waiver or refinance the facilities, such default could result in amounts outstanding under the facilities being declared due and payable. In the event we experience a change of control that requires us to repurchase the notes, we may not have sufficient financial resources to satisfy all of our obligations under our ABL Facility and the notes. A failure to make the applicable change of control offer or to pay the applicable change of control purchase price when due could result in a default under the indenture governing the notes.

In addition, the change of control and other covenants in the indenture governing the notes do not cover all corporate reorganizations, mergers or similar transactions and may not provide holders with protection in a transaction, including a highly leveraged transaction.

Federal and state statutes may allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require note holders to return payments received.

Certain of our existing domestic subsidiaries guarantee the notes, and certain of our future domestic subsidiaries may guarantee the notes. Our issuance of the notes, the issuance of the guarantees by the guarantors, and the granting of liens by us and the guarantors in favor of the lenders under our ABL Facility, may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer and fraudulent conveyance laws, a court may void or otherwise decline to enforce the notes or a guarantor’s guarantee, or a court may subordinate the notes or such guarantee to our or the applicable guarantor’s existing and future indebtedness.

While the relevant laws may vary from state to state, a court might void or otherwise decline to enforce the notes, or guarantees of the notes, if it found that when we issued the notes or when the applicable guarantor entered into its guarantee or, in some states, when payments became due under the notes or such guarantee, we or the applicable guarantor received less than reasonably equivalent value or fair consideration and either:

•	we were, or the applicable guarantor was, insolvent, or rendered insolvent by reason of such incurrence;

•	we were, or the applicable guarantor was, engaged in a business or transaction for which our or the applicable guarantor’s remaining assets constituted unreasonably small capital;

•

we or the applicable guarantor intended to incur, or believed or reasonably should have believed that we or the applicable guarantor would incur, debts beyond our or such guarantor’s ability to pay such debts as they mature; or

•

we were, or the applicable guarantor was, a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

The court might also void the notes or a guarantee without regard to the above factors if the court found that we issued the notes or the applicable guarantor entered into its guarantee with actual intent to hinder, delay or defraud our or its creditors.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a note or guarantee if, in exchange for the note or guarantee, property is transferred or an antecedent debt is satisfied.

The measures of insolvency applied by courts will vary depending upon the particular fraudulent transfer law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including subordinated and contingent liabilities, was greater than the fair saleable value of its assets;

•

if the present fair saleable value of its assets were less than the amount that would be required to pay the probable liability on its existing debts, including subordinated and contingent liabilities, as they become absolute and mature; or

•	it cannot pay its debts as they become due.

In the event of a finding that a fraudulent conveyance or transfer has occurred, the court may void, or hold unenforceable, the notes or any of the guarantees, which could mean that you may not receive any payments on the notes and the court may direct you to repay any amounts that you have already received from us or any guarantor to us, such guarantor or a fund for the benefit of our or such guarantor’s creditors. Furthermore, the holders of voided notes would cease to have any direct claim against us or the applicable guarantor. Consequently, our or the applicable guarantor’s assets would be applied first to satisfy our or the applicable guarantor’s other liabilities, before any portion of our or such applicable guarantor’s assets could be applied to the payment of the notes. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. Moreover, the voidance of the notes or a guarantee could result in an event of default with respect to our and our guarantors’ other debt that could result in acceleration of such debt (if not otherwise accelerated due to our or our guarantors’ insolvency or other proceeding).

Although each guarantee contains a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

Because each guarantor’s liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Furthermore, under the circumstances discussed more fully above, a court under federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Notes—Note Guarantees.”

There is no public market for the notes, and we cannot be sure that a market for the notes will develop.

The notes are a new issue of securities for which there is no active trading market. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions, our financial condition, performance and prospects and prospects for companies in our industry generally. In addition, the liquidity of the trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for high yield securities.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

We expect that our notes will have a non-investment grade rating. There can be no assurances that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant.

Risks Related to the Exchange Notes

Your ability to transfer the Exchange Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Exchange Notes.

The Exchange Notes are a new issue of securities and there is no established public market for them, or for the Old Notes. The liquidity of any market for the Exchange Notes will depend upon, among other things, the number of holders of the Exchange Notes, our performance, the market for similar securities, our ability to complete the offer to exchange the Old Notes for the Exchange Notes, the interest of securities dealers in making a market in the Exchange Notes and other factors. A liquid trading market may not develop for the Exchange Notes. If a market develops, the Exchange Notes could trade at prices that may be lower than the initial offering price of the Exchange Notes. If an active market does not develop or is not maintained, the price and liquidity of the Exchange Notes may be adversely affected. Historically, the market for non-investment grade debt securities has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. The market, if any, for any of the Exchange Notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your Exchange Notes.

Holders of Old Notes who fail to exchange their Old Notes in the Exchange Offer will continue to be subject to restrictions on transfer.

If you do not exchange your Old Notes for Exchange Notes in the Exchange Offer, you will continue to be subject to the restrictions on transfer applicable to the Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act. For further information regarding the consequences of tendering your Old Notes in the Exchange Offer, see the discussion below under the caption “Exchange Offer—Consequences of Failure to Exchange.”

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

USE OF PROCEEDS

This Exchange Offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes. The Old Notes properly tendered and exchanged for Exchange Notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expense of the Exchange Offer.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2011 on a historical basis. You should read the following information in conjunction with the information contained in “Selected Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, all of which are included or incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

As of September 30, 2011
(in millions)
Cash and equivalents (excluding restricted cash)	$758

Total Debt (including current maturities)(1):
ABL Facility(2)	—
Notes	494
Other debt(3)	94

Total debt	$588

Shareholders’ Equity	2,067

Total Capitalization	$2,655

(1)	Excludes $15 million of cash collateralized letters of credit under our Letter of Credit Reimbursement and Security Agreement.
(2)	Our ABL Facility provided commitments of up to $220 million as of September 30, 2011, subject to a borrowing base.
(3)	Represents capital leases and outstanding indebtedness of certain of our subsidiaries under debt facilities. As of September 30, 2011, these debt facilities provided for additional borrowings of up to $191 million.

DESCRIPTION OF OTHER INDEBTEDNESS

Term Loan

On April 6, 2011 and concurrently with the completion of the sale of the Old Notes, the Company repaid its obligations under the Term Loan. The Company recorded losses of $24 million in the second quarter of 2011 for the unamortized discount and debt issue costs associated with the extinguishment of the Term Loan.

ABL Facility

On April 6, 2011, we amended and restated the ABL Facility, by and among the Company and certain of the Company’s subsidiaries, as borrowers, the lenders party thereto, MSSF, as administrative agent, co-collateral agent and co-syndication agent, Bank of America, N.A., as co-collateral agent, and Barclays Capital, as co-syndication agent. The ABL Facility was undrawn as of September 30, 2011.

The ABL Facility matures on October 1, 2015. Up to $75 million of the ABL Facility is available for the issuance of letters of credit, and any such issuance of letters of credit will reduce the amount available for loans under the ABL Facility. Up to $20 million of the ABL Facility is available for swingline advances, and any advances will reduce the amount available for loans under the ABL Facility. Advances under the ABL Facility are limited by a borrowing base as stipulated in the agreement. As of September 30, 2011, the amount available for borrowing was $220 million, with no borrowings or letter of credit obligations outstanding under the ABL Facility.

At our option, the ABL Facility will bear an interest rate equal to the London Interbank Offered Rate-based rate (the “LIBOR Rate”) or the applicable domestic rate (the “Base Rate”). The Base Rate is the greater of (i) the rate that the administrative agent announces from time to time as its prime or base commercial lending rate, as in effect from time to time, (ii) the Federal Funds Rate plus 50 basis points per annum and (iii) the LIBOR Rate for a LIBOR period of one-month beginning on such day plus 1.00%, in each case plus the applicable margin. The applicable margin on loans is subject to a step-down based on availability and ranges from 2.00% to 2.25% in the case of Base Rate loans and from 2.75% to 3.25% in the case of LIBOR Rate loans. Issued and outstanding letters of credit are subject to a fee equal to the applicable margin then in effect for LIBOR Rate loans, a fronting fee equal to 0.25% per annum on the stated amount of such letter of credit, and customary charges associated with the issuance and administration of letters of credit. We also pay a commitment fee on undrawn amounts under the ABL Facility of between 0.50% per annum. Upon any event of default, all outstanding loans and the amount of all other obligations owing under the ABL Facility will automatically start to bear interest at a rate per annum equal to 2.0% plus the rate otherwise applicable to such loans or other obligations, for so long as such event of default is continuing.

Outstanding borrowings under the ABL Facility are pre-payable and commitments may be permanently reduced (or terminated), without penalty, in increments of $1 million. There are mandatory prepayments of principal in connection with (i) over-advances, (ii) the incurrence of certain indebtedness, (iii) certain equity issuances, and (iv) certain asset sales or other dispositions. The ABL Facility requires us to comply with customary affirmative and negative covenants, including a minimum consolidated fixed coverage ratio (defined as the ratio of EBITDA to the sum of cash interest expense, cash payments in respect of income tax payments, certain scheduled amortization payments and certain cash dividends) covenant of 1.10:1.00. As of September 30, 2011, we were in compliance with all covenants.

All obligations under the ABL Facility and obligations in respect of banking services and swap agreements with the lenders and their affiliates are unconditionally guaranteed by certain of the Issuer’s domestic subsidiaries. In connection with the ABL Facility, the Issuer and certain of its subsidiaries entered into a security agreement, a pledge agreement, a mortgage and an aircraft mortgage (collectively, the “ABL Facility Primary Collateral Documents”) in favor of MSSF. Pursuant to the ABL Facility Primary Collateral Documents, all

obligations under the ABL Facility and obligations in respect of banking services and swap agreements with the lenders and their affiliates are secured by: (i) a first-priority perfected lien (subject to certain exceptions) in substantially: (a) all cash and all cash equivalents; (b) intercompany notes, and the intercompany loans and advances evidenced thereby; (c) accounts (subject to certain exceptions) and related records; (d) all chattel paper; (e) all deposit accounts and all checks and other negotiable instruments, funds and other evidences of payment held therein (subject to certain exceptions); (f) all inventory; (g) all eligible real property and corporate aircraft included in the borrowing base; (h) solely to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a) through (g), all documents, general intangibles, instruments, investment property and letter of credit rights; (i) all books and records, relating to the foregoing; and (j) all proceeds, including insurance proceeds, of any and all of the foregoing and all collateral, security and guarantees given by any person with respect to any of the foregoing (collectively, “ABL Facility Priority Collateral”); and (ii) a perfected subordinated lien (subject to certain exceptions) on substantially all other present and after acquired property.

Letter of Credit

On November 16, 2009, Issuer entered into a $40 million Letter of Credit (the “Letter of Credit”) Reimbursement and Security Agreement (the “LOC Agreement”), with certain subsidiaries of the Issuer and US Bank National Association (“US Bank”) as a means of providing financial assurances to a variety of service providers that support daily operations. The LOC Agreement was subsequently extended through September 30, 2013 with a reduced facility size of $15 million. We must maintain a collateral account with US Bank equal to 103% of the aggregated stated amount of the Letter of Credit with reimbursement of any draws. As of September 30, 2011 and December 31, 2010, we had $15 million of outstanding letters of credit issued under this facility, which are cash collateralized.

Affiliate Debt

As of September 30, 2011, we had capital leases and affiliate debt outstanding of $94 million, with $81 million and $13 million classified in short-term and long-term debt, respectively. Remaining availability on outstanding affiliate working capital credit facilities is approximately $191 million at September 30, 2011. We also participate in an arrangement, through a subsidiary in France, to sell accounts receivable on an uncommitted basis. The amount of financing available is contingent upon the amount of receivables less certain reserves. We pay a 30 basis point servicing fee on all receivables sold, as well as a financing fee of 3-month Euro Interbank Offered Rate plus 75 basis points on the advanced portion. On September 30, 2011, there are no outstanding borrowings under the facility with $63 million of receivables pledged as security, which are recorded as “Other current assets” on the consolidated balance sheet.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We, the guarantors and the initial purchasers entered into a registration rights agreement in connection with the issuance of the Old Notes on April 6, 2011. Under the registration rights agreement, we and the guarantors have agreed to:

•

cause to be filed with the Commission as soon as practicable after the Closing Date, a Registration Statement under the Securities Act relating to the Exchange Notes and the Exchange Offer and use our best efforts to cause such Registration Statement to become effective at the earliest possible time;

•

in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer; and

•	use our commercially reasonable efforts to cause the registration statement to be declared effective within 360 days after the issuance of the Closing Date.

Under the registration rights agreement that we, the guarantors and the initial purchasers entered into in connection with the issuance of the Old Notes on April 6, 2011, we and the guarantors will cause a shelf registration statement to be filed, which may be an amendment to the Registration Statement, with the SEC at the earlier of (i) the 30th day after the date we determine we are not required to file the Registration Statement; (ii) the 30th day after we receive notice from a holder as contemplated below; and (iii) the 360th day after the Closing Date, if:

•

the issuer and the guarantors are not required to file an Exchange Offer registration statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy;

•	for any reason the Exchange Offer is not consummated within 360 days after the Closing Date (or if such 360th day is not a Business Day, the next succeeding Business Day); or

•	any holder of the Old Notes notifies the issuer prior to the 20th calendar day following the consummation of the Exchange Offer that:

•	it is prohibited by law or SEC policy from participating in the Exchange Offer;

•

it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer registration statement is not appropriate or available for such resales; or

•	it is a broker-dealer and owns Old Notes acquired directly from the issuer or an affiliate of the issuer and the guarantors.

We and the guarantors will pay additional interest on the Old Notes for the periods described below if:

•	we and the guarantors fail to file any of the registration statements required by the registration rights agreement on or prior to the date specified for such filing;

•	we and the guarantors fail to consummate the Exchange Offer within 360 days of the Closing Date; or

•

any registration statement required by the registration rights agreement is filed declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges, as applicable, of Old Notes during the periods specified in the registration rights agreement without being succeeded immediately by a post-effective amendment to such registration statement that cures such failure and that is itself immediately declared effective.

You will not have any remedy other than liquidated damages on the notes if we fail to meet the deadlines listed above, which we refer to as a registration default. When there is a registration default, the interest rate of the notes will increase by one-quarter of one percent per year for the first 90-day period. The interest rate (as so increased) will increase by an additional one-quarter of one percent each subsequent 90-day period until all registration defaults have been cured, up to an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. Following the cure of all registration defaults, the accrual of additional interest will cease and the interest rate will revert to the original rate.

Resale of Exchange Notes

Based on interpretations of the SEC staff set forth in no-action letters issued to unrelated third parties, we believe that Exchange Notes issued in the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Exchange Note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	such Exchange Notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of such Exchange Notes.

Any holder who tenders in the Exchange Offer with the intention of participating in any manner in a distribution of the Exchange Notes:

•	cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Old Notes as a result of market-making activities or other trading activities may participate in the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes.

Please read the section captioned “Plan of Distribution” for more details regarding these procedures for the transfer of Exchange Notes. We have agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective and to amend and supplement this prospectus in order to permit this prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for a period ending on the earlier of (1) 180 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (2) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market making or other trading activities. We have also agreed that we will make a sufficient number of copies of this prospectus available to broker-dealers promptly upon request at any time during such 180-day (or shorter as provided above) period in order to facilitate such resales.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange any Old Notes properly tendered and not withdrawn prior to the expiration date. We will issue a like principal amount of Exchange Notes in exchange for each $2,000 principal amount of Old Notes surrendered under the Exchange Offer. We will issue $1,000 integral multiple amount of Exchange Notes in exchange for each $1,000 integral multiple amount of Old Notes surrendered under the Exchange Offer. Old Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The form and terms of the Exchange Notes will be substantially identical to the form and terms of the Old Notes except the Exchange Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to become effective, a registration statement. The Exchange Notes will evidence the same debt as the Old Notes. The Exchange Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding Old Notes. Consequently, both series of notes will be treated as a single class of debt securities under the indenture.

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

As of the date of this prospectus, $500,000,000 aggregate principal amount of the Old Notes are outstanding. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the Exchange Offer.

We intend to conduct the Exchange Offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Old Notes that are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the Old Notes.

We will be deemed to have accepted for exchange properly tendered Old Notes when we have given oral notice (which is subsequently confirmed in writing) or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to such holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “—Conditions to the Exchange Offer.”

By tendering your Old Notes, you will represent to us that, among other things:

•	any Exchange Notes that you receive will be acquired in the ordinary course of your business;

•

at the commencement of the Exchange Offer, you have no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution of the Exchange Notes;

•	you are not our “affiliate” as defined in Rule 405 under the Securities Act;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of Exchange Notes; and

•

if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of the Exchange Notes.

Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees, or transfer taxes with respect to the exchange of Old Notes. We will pay all charges and expenses, other than those transfer taxes described below, in connection with the Exchange Offer. It is important that you read the section labeled “—Fees and Expenses” below for more details regarding fees and expenses incurred in the Exchange Offer.

Expiration Date; Extensions; Amendments

The Exchange Offer for the Old Notes will expire at 5:00 p.m., New York City time, on , 2011, unless we extend it in our sole discretion.

In order to extend the Exchange Offer, we will notify the exchange agent orally or in writing of any extension. We will notify in writing or by public announcement the registered holders of Old Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any Old Notes in connection with the extension of the Exchange Offer;

•

to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted if any of the conditions set forth below under “Conditions” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•

subject to the terms of the registration rights agreement, to amend the terms of the Exchange Offer in any manner, provided that in the event of a material change in the Exchange Offer, including the waiver of a material condition, we will extend the Exchange Offer period, if necessary, so that at least five business days remain in the Exchange Offer following notice of the material change.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of Old Notes. If we amend the Exchange Offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of Old Notes of such amendment, provided that in the event of a material change in the Exchange Offer, including the waiver of a material condition, we will extend the Exchange Offer period, if necessary, so that at least five business days remain in the Exchange Offer following notice of the material change. If we terminate this Exchange Offer as provided in this prospectus before accepting any Old Notes for exchange or if we amend the terms of this Exchange Offer in a manner that constitutes a fundamental change in the information set forth in the registration statement of which this prospectus forms a part, we will promptly file a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we will in all events comply with our obligation to make prompt delivery of Exchange Notes for all Old Notes properly tendered and accepted for exchange in the Exchange Offer.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

Conditions to the Exchange Offer

Despite any other term of the Exchange Offer, we will not be required to accept for exchange, or exchange any Exchange Notes for, any Old Notes, and we may terminate the Exchange Offer as provided in this prospectus before accepting any Old Notes for exchange if in our reasonable judgment:

•	the Exchange Offer, or the making of any exchange by a holder of Old Notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the Exchange Offer.

In addition, we will not be obligated to accept for exchange the Old Notes of any holder that has not made:

•	the representations described under “—Procedures for Tendering Old Notes” and “Plan of Distribution;” and

•

such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.

We expressly reserve the right, at any time or at various times on or prior to the scheduled expiration date of the Exchange Offer, to extend the period of time during which the Exchange Offer is open. Consequently, we may delay acceptance of any Old Notes by giving written notice of such extension to the registered holders of the Old Notes. During any such extensions, all Old Notes previously tendered will remain subject to the Exchange Offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any Old Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the Exchange Offer.

We expressly reserve the right to amend or terminate the Exchange Offer on or prior to the scheduled expiration date of the Exchange Offer, and to reject for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions to termination of the Exchange Offer specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the Old Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may, in our sole discretion, assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times except that all conditions to the Exchange Offer must be satisfied or waived by us prior to acceptance of your notes. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the Exchange Offer. Any waiver by us will be made by written notice or public announcement to the registered holders of the notes and any such waiver shall apply to all the registered holders of the notes.

In addition, we will not accept for exchange any Old Notes tendered, and will not issue Exchange Notes in exchange for any such Old Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Old Notes

Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. If you are a DTC participant that has Old Notes which are credited to your DTC account by book-entry and which are held of record by DTC’s nominee, as applicable, you may tender your Old Notes by book-entry transfer as if you were the record holder. Because of this, references herein to registered or record holders include DTC.

If you are not a DTC participant, you may tender your Old Notes by book-entry transfer by contacting your broker, dealer or other nominee or by opening an account with a DTC participant, as the case may be.

If you are DTC participant, to tender Old Notes in the Exchange Offer:

•	you must comply with DTC’s Automated Tender Offer Program, or ATOP, procedures described below; and

•

the exchange agent must receive a timely confirmation of a book-entry transfer of the Old Notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer described below, along with a properly transmitted agent’s message, before the expiration date.

Participants in DTC’s ATOP program must electronically transmit their acceptance of the exchange by causing DTC to transfer the Old Notes to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send an agent’s message to the exchange agent. With respect to the exchange of the Old Notes, the term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its ATOP that is tendering Old Notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms and subject to the conditions set forth in this prospectus; and

•	we may enforce the agreement against such participant.

Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations described above in “—Terms of the Exchange Offer” are true and correct and when received by the exchange agent will form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

In addition, each broker-dealer that receives new notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Guaranteed Delivery Procedures

If you desire to tender Old Notes pursuant to the Exchange Offer and (1) time will not permit your letter of transmittal and all other required documents to reach the exchange agent on or prior to the expiration date, or (2) the procedures for book-entry transfer (including delivery of an agent’s message) cannot be completed on or prior to the expiration date, you may nevertheless tender such Old Notes with the effect that such tender will be deemed to have been received on or prior to the expiration date if all the following conditions are satisfied:

•	you must effect your tender through an “eligible guarantor institution;”

•

a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us herewith, or an agent’s message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the expiration date as provided below; and

•

a book-entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above, together with a letter of transmittal (or a manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent’s message, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of Old Notes at any time before 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of Old Notes in any Exchange Offer, the applicable exchange agent must receive a letter or facsimile notice of withdrawal at its address set forth below under “—Exchange Agent” before the time indicated above. Any notice of withdrawal must:

•	specify the name of the person who deposited the Old Notes to be withdrawn;

•

identify the Old Notes to be withdrawn including the certificate number or numbers and aggregate principal amount of Old Notes to be withdrawn or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited and otherwise comply with the procedures of the relevant book-entry transfer facility; and

•	specify the name in which the Old Notes being withdrawn are to be registered, if different from that of the person who deposited the notes.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any Old Notes withdrawn in this manner will be deemed not to have been validly tendered for purposes of the Exchange Offer. We will not issue Exchange Notes for such withdrawn Old Notes unless the Old Notes are validly retendered. We will return to you any Old Notes that you have tendered but that we have not accepted for exchange without cost as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. You may retender properly withdrawn Old Notes by following one of the procedures described above at any time before the expiration date.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as exchange agent for the Exchange Offer of Old Notes.

You should direct questions and requests for assistance and requests for additional copies of this prospectus to the exchange agent addressed as follows:

By Overnight Courier or Registered/Certified Mail

The Bank of New York Mellon Trust Company, N.A.

2 N. LaSalle Street, Suite 1020

Chicago, IL 60602

Attention: Corporate Trust

Telephone Inquiries:

(312) 827-8546

For facsimile transmission (for eligible institutions only):

(312) 827-8542, Attention: Corporate Trust

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

Our expenses in connection with the Exchange Offer include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees;

•	printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all of the transfer taxes, if any applicable to the exchange of Old Notes under the Exchange Offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Old Notes tendered; or

•	a transfer tax is imposed for any reason other than the exchange of Old Notes under the Exchange Offer.

If satisfactory evidence of payment of such taxes is not submitted, the amount of such transfer taxes will be billed to that tendering holder.

Consequences of Failure to Exchange

Holders of Old Notes who do not exchange their Old Notes for Exchange Notes under the Exchange Offer, including as a result of failing to timely deliver Old Notes to the exchange agent, together with all required documentation, will remain subject to the restrictions on transfer of such Old Notes:

•

as set forth in the legend printed on the Old Notes as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the Old Notes.

In addition, holders of Old Notes who do not exchange their Old Notes for Exchange Notes under the Exchange Offer will no longer have any registration rights or be entitled to liquidated damages under the registration rights agreement.

In general, you may not offer or sell the Old Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Old Notes under the Securities Act. Based on interpretations of the SEC staff, Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by their holders, other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act, provided that the holders acquired the Exchange Notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired in the Exchange Offer. Any holder who tenders Old Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes:

•	cannot rely on the applicable interpretations of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

After the Exchange Offer is consummated, if you continue to hold any Old Notes, you may have difficulty selling them because there will be fewer Old Notes outstanding.

Accounting Treatment

We will record the Exchange Notes in our accounting records at the same carrying value as the Old Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the Exchange Offer.

Other

Participation in the Exchange Offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Old Notes in the open market or privately negotiated transactions, through subsequent Exchange Offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Old Notes.

DESCRIPTION OF EXCHANGE NOTES

In this “Description of Exchange Notes,” the term “Company” refers only to Visteon Corporation and not to any of its Subsidiaries; the terms “we,” “our” and “us” refer to Visteon Corporation and, where the context so requires, certain or all of its Subsidiaries. The definitions of certain other terms used in this description are set forth throughout the text or under “—Certain Definitions.” Each Subsidiary that guarantees the notes is referred to in this section as a “Subsidiary Guarantor.” Each such guarantee is termed a “Note Guarantee.”

We issued the Old Notes and will issue Exchange Notes under an indenture (the “Indenture”), dated as of the Issue Date, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Indenture contains provisions that define your rights under the Exchange Notes. In addition, the Indenture governs the obligations of the Company under the Exchange Notes. The terms of the Exchange Notes offered in exchange for the Old Notes will be substantially identical to the terms of the Old Notes, except that the Exchange Notes are registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the Old Notes (as described under “Exchange Offer—Purpose of the Exchange Offer”) will not apply to the Exchange Notes. As a result, we refer to the Exchange Notes and the Old Notes collectively as “notes” for purposes of the following summary.

The following description is meant to be only a summary of the provisions of the Indenture that we consider material. It does not restate the terms of the Indenture in their entirety. We urge that you carefully read the Indenture because the Indenture, and not this description, governs your rights as Holders. Copies of the Indenture and Registration Rights Agreement may be obtained from the Company when available. See “Where You Can Find More Information.”

The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

Overview of the Notes

The Notes

The notes:

•	will be unsecured general obligations of the Company;

•	will be senior in right of payment to all future Subordinated Indebtedness of the Company;

•	will be effectively junior to all existing and future secured Indebtedness of the Company to the extent of the value of the assets securing such secured Indebtedness; and

•	will be structurally subordinated to all existing and future Indebtedness and other liabilities of subsidiaries that do not provide Note Guarantees.

General

The notes will initially be Guaranteed by each of the Company’s Domestic Subsidiaries that are obligors or Guarantee our obligations under the Credit Agreement. In the future, the non-guarantor Subsidiaries will Guarantee the notes only in those limited circumstances described under “—Note Guarantees.” In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will be required to repay financial and trade creditors before distributing any assets to the Company or a Subsidiary Guarantor. Our non-guarantors’ net sales, excluding intercompany sales, were $4.6 billion during the nine-month period ended September 30, 2011, which represented 75% of our total net sales during that period. As of September 30, 2011, our non-guarantor subsidiaries had total assets, excluding intercompany assets and investments in consolidated subsidiaries, of $4.2 billion, which represented 80% of our consolidated total assets. As of September 30, 2011, our non-guarantor subsidiaries had total liabilities, excluding intercompany liabilities, of approximately $2.0 billion, which represented approximately 62% of our consolidated total liabilities. Additionally, the liabilities of our non-guarantor subsidiaries include approximately $93.0 million of outstanding debt at September 30, 2011.

As of the Issue Date, all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not Guarantee the notes.

In addition, under the Indenture, we also may Incur additional Indebtedness ranking pari passu in right of payment with the notes and Indebtedness secured by liens on our property and assets as described below under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” and “—Certain Covenants— Limitation on Liens.”

Principal, Maturity and Interest

The notes will mature on April 15, 2019. The Old Notes will bear interest at a rate of 6.75% per annum beginning on April 6, 2011 or from the most recent date to which interest has been paid or provided for. The Exchange Notes will bear interest at a rate of 6.75% from the later of:

•	the last interest payment date on which interest was paid on the Old Notes surrendered; and

•	if no interest has been paid on the Old Notes, from the date on which the Old Notes were originally issued;

provided that if Old Notes are surrendered for exchange on a date after the record date for an interest payment date to occur on or after the date of the exchange offer expiration date, interest on the Exchange Notes will accrue from that interest payment date. Thereafter interest on the Exchange Notes will accrue from the date it was most recently paid.

We will pay interest on the notes semiannually to Holders of record at the close of business on the April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year. The first interest payment date will be April 15, 2012.

We will issue the notes in fully registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Indenture May Be Used for Future Issuances

Additional notes having identical terms and conditions to the notes that we are currently offering (the “Additional Notes”) may be issued under the indenture from time to time; provided, however, that we will only be permitted to issue such Additional Notes if at the time of and after giving effect to such issuance the Company and its Restricted Subsidiaries are in compliance with the covenants contained in the Indenture, including the covenant relating to the Incurrence of additional Indebtedness. Any Additional Notes will be part of the same issue as the notes that we are currently offering, will vote on all matters with such notes and will be fungible with such notes for tax purposes.

Paying Agent and Registrar

We will pay the principal of, premium, if any, and interest on the notes at any office of ours or any agency designated by us. We have initially designated the corporate trust office of the Trustee to act as the agent of the

Company in such matters. The location of the corporate trust office for payment on the notes is 2 N. LaSalle Street, Suite 1020, Chicago IL 60602 Attn: Corporate Trust Administration. However, we reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses or, with respect to global notes, by wire transfer.

Holders may exchange or transfer their notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes. However, we may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

Optional Redemption

Except as set forth under this section, we may not redeem the notes prior to April 15, 2014. After this date, we may redeem the notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

Year	Redemption Price
2014	105.06	3%
2015	103.37	5%
2016	101.68	8%
2017 and thereafter	100.00	0%

Prior to April 15, 2014, we may, on one or more occasions, also redeem up to a maximum of 35% of the original aggregate principal amount of the notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 106.750% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that:

(1) at least 65% of the original aggregate principal amount of the notes (calculated giving effect to any issuance of Additional Notes) remains outstanding after giving effect to any such redemption; and

(2) any such redemption by the Company must be made within 90 days after the closing of such Equity Offering and must be made in accordance with certain procedures set forth in the Indenture.

Additionally, prior to April 15, 2014, during any 12-month period commencing on the Issue Date, we may, at our option, redeem up to 10% of the aggregate principal amount of the notes issued under the Indenture (calculated giving effect to any issuance of Additional Notes) at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In addition, prior to April 15, 2014, we may at our option redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

Any redemption notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

“Applicable Premium” means, at any redemption date, the greater of (1) 1.00% of the principal amount of such note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such note on April 15, 2014 (such redemption price being described in the first paragraph in this section exclusive of any accrued interest), plus (ii) all required remaining scheduled interest payments due on such note through April 15, 2014 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.

“Adjusted Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after April 15, 2014, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case of (1) and (2), plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes from the redemption date to April 15, 2014, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of U.S. Dollar denominated corporate debt securities of a maturity most nearly equal to April 15, 2014.

“Quotation Agent” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors and assigns or any other nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

Selection

If we partially redeem the notes, the Trustee, subject to the procedures of DTC, will select the notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be appropriate, although no note of less than $2,000 in original principal amount will be redeemed in part. If we redeem any note in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as we have deposited with the paying agent funds sufficient to pay the principal of the notes to be redeemed, plus accrued and unpaid interest thereon.

Note Guarantees

Any Subsidiary Guarantor, as primary obligor and not merely as surety, will irrevocably and unconditionally Guarantee, jointly and severally with any other Subsidiary Guarantors, on a senior unsecured basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee) and the notes, whether for payment of principal of or interest on the notes, expenses, indemnification or otherwise (all such obligations guaranteed, if any, by such Subsidiary Guarantors being herein called the “Guaranteed Obligations”). Each of the Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) Incurred by the Trustee or the Holders in enforcing any rights under the Note Guarantees. Each Note Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering the Note Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. In a Florida bankruptcy case, a similar provision was found to be ineffective to protect the guarantees. Federal and state statutes allow courts, under specific circumstances, to void a guarantee and the liens securing such guarantee and require noteholders to return payments received from the entity providing such guarantee.

Each Note Guarantee will be a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations or until such Guarantee is otherwise released pursuant to the terms of the Indenture, (b) be binding upon each Subsidiary Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

Change of Control

Upon the occurrence of any of the following events (each a “Change of Control”), each Holder will have the right to require the Company to purchase all or any part of such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture);

(2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

(3) any Person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 50 percent or more of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

(4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”), stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control;

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its notes purchased.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer. In addition, the Company will not be required to make a Change of Control Offer upon a Change of Control if the notes have been or are called for redemption by the Company prior to it being required to mail notice of the Change of Control Offer, and thereafter redeems all notes called for redemption in accordance with the terms set forth in such redemption notice. Notwithstanding anything to the contrary contained herein, a revocable Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” and “—Certain Covenants—Limitation on Liens.” However, except for the limitations contained in such covenants, the Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The definition of “Change of Control” includes a phrase relating to the sale of “all or substantially all” the assets of the Company (as determined on a consolidated basis). Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under New York law. As a consequence, in the event the Holders elected to exercise their rights under the Indenture and the Company elects to contest such election, there could be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to purchase the notes as described above. In addition, Holders may not be entitled to require the Company to repurchase their notes in certain circumstances involving a significant change in the composition of the Board of Directors of the Company, including in connection with a proxy contest, where the Company’s Board of Directors does not endorse a dissident slate of directors but approves them for purposes of the Indenture.

The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to purchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the Holders upon a purchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases.

The provisions under the Indenture relative to the Company’s obligation to make an offer to purchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Incurrence of Additional Indebtedness.

(a) The Company will not, and will not permit any Restricted Subsidiary to Incur any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence of any such Indebtedness, the Company or any Subsidiary Guarantor may Incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would be at least 2.0 to 1.0.

(b) The first paragraph of this covenant will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1) Indebtedness of the Company or any Restricted Subsidiary Incurred pursuant to a Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greatest of:

(x) $1,250 million (reduced by any required permanent repayments with the proceeds of Asset Sales (which are accompanied by a corresponding permanent commitment reduction) thereunder);

(y) the sum of (A) 80 percent of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries and (B) 60 percent of the net book value of the inventory of the Company and the Restricted Subsidiaries as of the date of such Incurrence; or

(z) 2.5 times the Consolidated EBITDA of the Company during the four fiscal quarters ended on or prior to the Incurrence of such Indebtedness, calculated on a pro forma basis consistent with the calculation of Consolidated EBITDA for purposes of the definition of Consolidated Fixed Charge Coverage Ratio;

(2) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness referenced in clauses (1) and (3));

(3) Indebtedness represented by the notes (other than Additional Notes, but including the exchange notes);

(4) Indebtedness represented by (i) any Sale and Leaseback Transaction or (ii) Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case in this subclause (ii), Incurred for the purpose of financing all or any part of the purchase price or cost of construction, improvement, repair or replacement of property (real or personal), plant or equipment (whether through the direct purchase of assets or the Capital Stock of any person owning such assets) used in the business of the Company or such Subsidiary Guarantor (including any reasonably related fees, expenses, taxes or other transaction costs Incurred in connection with such acquisition, construction or improvement), in an aggregate amount pursuant to this clause (4), including all Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed at any time outstanding the greater of $300.0 million and 6.0% of Total Assets;

(5) Refinancing Indebtedness in exchange for, or the net cash proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the Indenture to be Incurred under the first paragraph of this covenant (it being understood that no Indebtedness outstanding on the Issue Date has been Incurred pursuant to such paragraph) or clauses (2), (3), (5), (10) or (11) of this paragraph;

(6) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness owing to and held by the Company or any Restricted Subsidiary; provided, however, that:

(a) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Subsidiary Guarantor; and

(b) (i) any event that results in any such Indebtedness being held by a person other than the Company or a Restricted Subsidiary (except for any pledge of such Indebtedness constituting a Permitted Lien until the pledgee commences actions to foreclose on such Indebtedness) will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be Incurred by another provision of this covenant;

(8) Hedging Obligations that are not Incurred for speculative purposes;

(9) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn out or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the acquisition or disposition of any business or assets, including the Capital Stock of a Restricted Subsidiary, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business or assets, including the Capital Stock, for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of the Company or any Restricted Subsidiary shall not be permitted under this clause (9) (contingent obligations referred to on the face of a balance sheet or in a footnote thereto and not otherwise quantified and reflected on the balance sheet will not be deemed “included on the face of the balance sheet” for purposes of the foregoing) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (9) shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(10) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was merged with or into or acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a subsidiary of or was otherwise acquired by the Company); provided, however, that, (i) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurring of such Indebtedness, pursuant to this clause (10) or (ii) the Consolidated Fixed Charge Coverage Ratio immediately after giving effect to such Incurrence and related transaction would be equal to or greater than such ratio immediately prior to such transaction;

(11) Indebtedness of the Company or a Restricted Subsidiary in an amount, including all Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (11), not to exceed $50.0 million Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company whether by means of the acquisition of assets or the Capital Stock of such entity or by merger; provided, however, that (i) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (11) or (ii) the Consolidated Fixed Charge Coverage Ratio immediately after giving effect to such Incurrence and related transaction would be equal to or greater than such ratio immediately prior to such transaction;

(12) Indebtedness (a) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence, (b) incurred in the ordinary course of business in connection with cash pooling, netting and cash management arrangements consisting of overdrafts or similar arrangements; provided that any such Indebtedness does not consist of Indebtedness for borrowed money and is owed to the financial institutions providing such arrangements and such Indebtedness is extinguished in accordance with customary practices with respect thereto, (c) arising out of the issuance of surety, stay, customs or appeal bonds, performance bonds and performance and completion guaranties, in each case incurred in the ordinary course of business; (d) consisting of the financing of insurance premiums in the ordinary course of business with the providers of such insurance or their Affiliates or (e) take or pay obligations contained in supply arrangements in the ordinary course of business;

(13) Indebtedness constituting reimbursement obligations with respect to letters of credit or bankers’ acceptances issued in the ordinary course of business, including letters of credit in respect of performance, surety or appeal bonds, workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims;

(14) Indebtedness to the extent the net cash proceeds thereof are promptly deposited to defease or to satisfy and discharge the notes as described under “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge;”

(15) Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any other Subsidiary of the Company or their assets (other than a Receivables Entity and its assets and, as to the Company or any Restricted Subsidiary of the Company, other than pursuant to Standard Receivables Undertakings) and is not guaranteed by any such Person;

(16) the Guarantee of Obligations and other obligations in respect of the Indebtedness of joint ventures which do not qualify as Subsidiaries in an amount not exceeding $50.0 million at any one time outstanding;

(17) Indebtedness in respect of obligations with respect to letters of credit issued pursuant to the Postpetition Letter of Credit Facility not to exceed $15.0 million at any time outstanding;

(18) Indebtedness of Foreign Subsidiaries and Subsidiaries of Foreign Subsidiaries of the Company in an aggregate principal amount not to exceed $500.0 million at any one time outstanding, including all Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (18); or

(19) additional Indebtedness in an aggregate amount at any one time outstanding, including all Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (19), not to exceed the greater of $400.0 million and 7.5% of Total Assets.

For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness (or any portion thereof) meets the criteria of more than one of the categories described in clauses (1) through (19) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company will be permitted to divide, classify, and may later reclassify, such item of Indebtedness or a part thereof in any manner that complies with this covenant. Notwithstanding the foregoing, Indebtedness under the Credit Agreement will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) above.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was

Incurred (or first committed, in the case of revolving credit debt); provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Company and the Subsidiary Guarantors will not Incur or suffer to exist any Indebtedness that is subordinated in right of payment to any other Indebtedness of the Company or the Subsidiary Guarantors unless such Indebtedness is at least equally subordinated in right of payment to the notes and any Guarantee.

Limitation on Restricted Payments.

The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of its Capital Stock to holders of such Capital Stock other than the Company or any of its Restricted Subsidiaries;

(b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company; or

(c) make any principal payment on, or purchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness (other than the principal payment on, or the purchase, redemption, defeasance, retirement or other acquisition for value of, (i) Subordinated Indebtedness made in satisfaction of or anticipation of satisfying a sinking fund obligation, principal installment or final maturity within one year of the due date of such obligation, installment or final maturity and (ii) Indebtedness permitted under clause (b)(6) of the covenant described under “—Limitation on Incurrence of Additional Indebtedness”); or

(d) make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto:

(1) a Default or an Event of Default shall have occurred and be continuing;

(2) the Company is not able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under “—Limitation on Incurrence of Additional Indebtedness;” or

(3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after the Issue Date (the amount expended for such purpose, if other than in cash, being the Fair Market Value of such property) shall exceed the sum of:

(a) 50 percent of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100 percent of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter commencing on April 1, 2011 and through the end of the most recent fiscal quarter for which financial statements are available prior to the date such Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); plus

(b) 100 percent of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) since the Issue Date as a contribution to its common equity capital or from the issuance and sale of Qualified Capital Stock of the Company or from the issuance of Indebtedness of the Company subsequent to the Issue Date that has been converted into or exchanged for Qualified Capital Stock of the Company on or prior to the Reference Date; plus

(c) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person after the Issue Date resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, in each case received by the Company or any Restricted Subsidiary and (ii) the amount of any Guarantee or similar arrangement that has terminated or expired or by which it has been reduced to the extent that it was treated as a Restricted Payment after the Issue Date that reduced the amount available under this clause (3) or clause (12) of the next paragraph net of any amounts paid by the Company or a Restricted Subsidiary in respect of such Guarantee or similar arrangement; provided, however, that the amounts set forth in clauses (i) and (ii) above shall not exceed, in the case of any such Person, the amount of Investments (excluding Permitted Investments) previously made and treated as a Restricted Payment by the Company or any Restricted Subsidiary after the Issue Date that reduced the amount available under this clause (3) or clause (12) of the next paragraph in such Person or Unrestricted Subsidiary.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or giving notice of such redemption, as the case may be, if the dividend or redemption would have been permitted on the date of declaration or notice;

(2) a Restricted Payment, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or substantially concurrent cash contribution to the common equity of the Company;

(3) so long as no Default or Event of Default shall have occurred and be continuing, repurchases, redemptions or other acquisitions of Capital Stock (or rights or options therefor) of the Company from current or former officers, directors, employees or consultants pursuant to equity ownership or compensation plans or stockholders agreements not to exceed $50.0 million in the aggregate subsequent to the Issue Date;

(4) dividends and distributions paid on Capital Stock (other than Disqualified Capital Stock or Preferred Stock) of a Restricted Subsidiary on a pro rata basis or on a basis more favorable to the Company;

(5) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under “—Change of Control” and “—Limitation on Asset Sales;” provided that the Company shall have made a Change of Control Offer or Net Proceeds Offer, as applicable, to purchase the notes on the terms provided in the Indenture applicable to Change of Control Offers or Net Proceeds Offers, respectively, and all notes validly tendered by Holders in such Change of Control Offer or Net Proceeds Offer, as applicable, have been repurchased, redeemed, acquired or retired for value to the extent required by the Indenture;

(6) the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of the Company or Disqualified Capital Stock or Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on the Incurrence of Additional Indebtedness;” provided that such dividends are included in Consolidated Fixed Charges; and payment of any mandatory redemption price or liquidation value of any such Disqualified Capital Stock or Preferred Stock when due in accordance with its terms in effect upon the issuance of such Disqualified Capital Stock or Preferred Stock;

(7) any purchase, redemption, defeasance, retirement, payment or prepayment of principal of Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the

Company, (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or (iii) Refinancing Indebtedness;

(8) repurchases of Capital Stock deemed to occur upon the exercise or vesting of stock options, restricted stock, stock appreciation and restricted stock units if the Capital Stock represents all or a portion of the exercise price thereof or related withholding taxes;

(9) the payment of cash in lieu of the issuance of fractional shares of Capital Stock;

(10) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Capital Stock of the Company pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by a senior financial officer of the Company);

(11) Restricted Payments if, at the time of making such payments, and after giving effect thereto (including, without limitation, the Incurrence of any Indebtedness to finance such payment), the Total Leverage Ratio would not exceed 3.00 to 1.00; provided, however, that at the time of each such Restricted Payment, no Default or Event of Default shall have occurred and be continuing (or result therefrom); and

(12) other Restricted Payments in an amount not to exceed $400.0 million in the aggregate since the Issue Date.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the first paragraph of this covenant “—Limitation on Restricted Payments,” only amounts expended pursuant to clauses (1) (without duplication for the declaration of the relevant dividend), 2(ii), (7)(ii), (11) and (12) of this paragraph shall be included in such calculation.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Limitation on Asset Sales.

The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

(2) at least 75 percent of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition (for purposes of this clause (2) only, (A) the assumption by the purchaser of Indebtedness or other obligations (other than Subordinated Indebtedness or intercompany obligations) that releases the Company or a Restricted Subsidiary from future liability pursuant to a customary written novation agreement, (B) instruments or securities received from the purchaser that are promptly, but in any event within 90 days of the closing, converted by the Company to cash, to the extent of the cash actually so received, (C) the Fair Market Value of any Replacement Assets received by the Company or any Restricted Subsidiary and (D) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed $150.0 million (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be considered cash received at closing); and

(3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days after receipt thereof either (A) to prepay any secured Indebtedness of the Company or a Restricted Subsidiary and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility (or effect a permanent reduction in availability under such revolving credit facility, regardless of the fact that no prepayment is required), (B) to acquire Replacement Assets or (C) a combination of prepayment and investment permitted by the foregoing clauses (3)(A) and (3)(B); provided that the Issuer and its Restricted Subsidiaries will be deemed to have complied with this clause (3) if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the issuer has entered into and not abandoned or rejected a binding agreement to consummate any such investment described in this clause (3), and such investment is thereafter completed within 180 days after the end of such 365-day period.

Pending the final application of the Net Cash Proceeds, the Company and the Restricted Subsidiaries may invest such Net Cash Proceeds in any manner not prohibited by the Indenture.

On the day after the expiration of the period specified above or such earlier date, if any (each, a “Net Proceeds Offer Trigger Date”), as a Responsible Officer of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in the first paragraph under this “Limitation on Asset Sales,” such aggregate amount of Net Cash Proceeds (each, a “Net Proceeds Offer Amount”) which have not been applied on or before Trigger Date as permitted in the preceding paragraph shall be applied by the Company to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders on a pro rata basis, that principal amount of notes equal to the Net Proceeds Offer Amount at a price equal to 100 percent of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided, however, that if the Company elects (or is required by the terms of any Indebtedness that ranks pari passu with the notes), such Net Proceeds Offer may be made ratably to purchase the notes and such pari passu Indebtedness.

If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $100 million resulting from one or more Asset Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $100 million, shall be applied as required pursuant to this paragraph). The first such date the aggregate unutilized Net Proceeds Offer Amount is equal to or in excess of $100 million shall be treated for this purpose as the Net Proceeds Offer Trigger Date.

Notice of each Net Proceeds Offer will be mailed to the record holders as shown on the register of holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their notes in whole or in part in denominations of $2,000 and integral multiples of $1,000 in excess thereof for cash. To the extent holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering holders will be purchased on a pro rata basis (based on amounts tendered). To the extent that the aggregate amount of the notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purpose or for any other purposes not prohibited by the Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero. A Net Proceeds Offer shall remain open for a period of at least 20 business days or such longer period as may be required by law.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue thereof.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)	pay dividends or make any other distributions on or in respect of its Capital Stock;

(b)	make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

(c)	transfer any of its property or assets to the Company or any other Restricted Subsidiary; except for such encumbrances or restrictions existing under or by reason of:

(1) applicable law, rule, regulation or order;

(2) the Indenture;

(3) the Credit Agreement and/or the documentation for the Credit Agreement;

(4) customary non-assignment provisions of any contract, agreement, license, permit or lease;

(5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(7) any other agreement entered into after the Issue Date which contains encumbrances and restrictions which are not materially more restrictive with respect to any Restricted Subsidiary than those in effect with respect to such Restricted Subsidiary pursuant to agreements as in effect on the Issue Date;

(8) any instrument governing Indebtedness of a Foreign Subsidiary or a Subsidiary of a Foreign Subsidiary;

(9) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Limitations on Liens” and associated agreements that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “—Limitation on Incurrence of Additional Indebtedness” and “—Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(11) any agreement governing the sale or disposition of any Restricted Subsidiary or all or substantially all of the assets of any Restricted Subsidiary which restricts dividends and distributions of such Restricted Subsidiary pending such sale or disposition;

(12) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture and other similar agreements entered into in the ordinary course of business;

(13) consisting of restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(14) customary restrictions on dispositions of real property interests found in reciprocal easement agreements;

(15) consisting of customary restrictions pursuant to any Qualified Receivables Transaction;

(16) provisions in instruments governing other Indebtedness of Restricted Subsidiaries permitted to be Incurred after the Issue Date; provided that (i) such provisions are customary for instruments of such type (as determined in good faith by a Responsible Officer of the Company) and (ii) a Responsible Officer of the Company determines in good faith that such restrictions will not materially adversely impact the ability of the Company to make required principal and interest payments on the notes;

(17) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (2), (3), (5), (6) and (7) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend restrictions and other encumbrances than those contained prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(18) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.

For purposes of determining compliance with this covenant, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Company or a Restricted Subsidiary of the Company to other Indebtedness Incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Limitation on Issuances of Capital Stock of Restricted Subsidiaries.

Except as permitted pursuant to the covenants described under either “—Limitation on Asset Sales” and “—Limitation on Incurrence of Additional Indebtedness”, the Company will not permit any Restricted Subsidiary to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

Future Subsidiary Guarantors.

If, on or after the Issue Date, any Restricted Subsidiary that is not a Subsidiary Guarantor becomes an obligor under or guarantees any Credit Facility or capital markets debt securities of the Company or a Subsidiary Guarantor (other than Indebtedness owing to the Company or a Restricted Subsidiary), then the Company shall cause such Restricted Subsidiary, to:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary, shall unconditionally Guarantee all of the Company’s obligations under the notes and the Indenture on the terms set forth in the Indenture; and

(2) execute and deliver to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary, shall be a Subsidiary Guarantor for all purposes of the Indenture. The Company may cause any other Restricted Subsidiary of the Company to issue a Note Guarantee and become a Subsidiary Guarantor.

If the Guaranteed Indebtedness is pari passu with the notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with the Note Guarantee. If the Guaranteed Indebtedness is subordinated to the notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the notes.

A Note Guarantee of a Subsidiary Guarantor will automatically terminate and be released without any action required on the part of the Trustee or any holder of the notes upon:

(1) a sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor after which such Subsidiary Guarantor is no longer a Subsidiary of the Company or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (other than to the Company or a Subsidiary or an Affiliate of the Company) otherwise permitted by the Indenture;

(2) such Subsidiary Guarantor’s becoming an Unrestricted Subsidiary in accordance with the terms of the Indenture;

(3) the release or discharge of the Guarantee or security that required the creation of such Note Guarantee and all other Guarantees of Indebtedness of the Company by such Subsidiary Guarantor; provided that no Default or Event of Default has occurred and is continuing or would result therefrom; or

(4) the legal defeasance or covenant defeasance in accordance with terms of the Indenture or the satisfaction and discharge of the Indenture.

The Company shall notify the Trustee and the Holders if the Note Guarantee of any Subsidiary Guarantor is released. The Trustee shall execute and deliver an appropriate instrument confirming the release of any such Subsidiary Guarantor upon written request of the Company as provided in the Indenture.

At the Company’s written request, the Trustee will execute and deliver any instrument evidencing such release. A Subsidiary Guarantor may also be released from its obligation under its Note Guarantee in connection with a permitted amendment. See “—Modification of the Indenture.”

Limitation on Liens.

The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

(1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes or a Note Guarantee, the notes or such Note Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the notes are equally and ratably secured, except for:

(A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date and any modification, replacement, renewal or extension thereof so long as limited to all or part of the same property or assets (plus improvements, accessions, proceeds, dividends or distributions in respect thereof);

(B) Liens securing the notes or any Note Guarantee;

(C) Liens in favor of the Company or any Subsidiary Guarantor;

(D) Liens securing Refinancing Indebtedness which is Incurred to Refinance any Indebtedness (including, without limitation, Acquired Indebtedness) secured by a Lien at such time permitted under the Indenture and which has been Incurred in accordance with the provisions of the Indenture; provided, however, that such Liens:

(I) are no less favorable to holders of the notes and are not more favorable to the lien holders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

(II) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

(E) Permitted Liens.

Merger, Consolidation and Sale of Assets.

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)	either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”) (y) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (z) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes and the Indenture on the part of the Company to be performed or observed;

(2)	immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), (A) the Company or such Surviving Entity, as the case may be, shall be able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “—Limitation on Incurrence of Additional Indebtedness” or (B) the Consolidated Fixed Charge Coverage Ratio of the Company or the Surviving Entity, as the case may be, is greater than such ratio immediately prior to such transaction; provided, however, that this clause shall not be effective during any Suspension Period as described under “—Covenant Suspension;”

(3)	immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(z) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

(4)	the Company or the Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied;

provided that clauses (2) and (3) do not apply to the consolidation or merger of the Company with or into, or the sale by the Company of all or substantially all its assets to, a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Wholly Owned Restricted Subsidiary with or into, or the sale by such Subsidiary of all or substantially all of its assets to, the Company.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the notes with the same effect as if such surviving entity had been named as such.

No Subsidiary Guarantor (other than any Subsidiary Guarantor whose Note Guarantee is to be released in accordance with the terms of the Note Guarantee and Indenture in connection with any transaction complying with the provisions of the covenant described under “—Limitation on Asset Sales”) will, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless:

(1) (A) either (x) the Subsidiary Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia or the jurisdiction of such Subsidiary Guarantor and expressly assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under its Note Guarantee; and

(B) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(2) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by the Indenture.

Limitation on Transactions with Affiliates.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”) involving aggregate payment or consideration in excess of $15.0 million, other than: (x) Affiliate Transactions permitted under paragraph (b) below; and (y) Affiliate Transactions on terms that are not materially less favorable than those that would have reasonably been expected in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $25.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or series of related Affiliate Transactions related to a common plan) on or after the Issue Date that involves an aggregate Fair Market Value of more than $150.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b) The restrictions set forth in paragraph (a) shall not apply to:

(1) employment, consulting and compensation arrangements and agreements of the Company or any Restricted Subsidiary consistent with past practice or approved by a majority of the disinterested members of the Board of Directors (or a committee comprised of disinterested directors);

(2) fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors or senior management;

(3) transactions exclusively between or among the Company and any Restricted Subsidiary or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by the Indenture;

(4) Restricted Payments, Permitted Investments (other than clauses (1) or (2) thereof) or transaction involving Permitted Liens, in each case permitted by the Indenture;

(5) transactions pursuant to any contract or agreement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or replacements, taken as a whole, are no less favorable to the Company and its Restricted Subsidiaries than those in effect on the Issue Date;

(6) the entering into of a customary agreement providing registration rights to the direct or indirect shareholders of the Company and the performance of such agreements;

(7) the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company to any Person or any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Capital Stock (other than Disqualified Capital Stock) or any contribution to the common equity capital of the Company;

(8) pledges of Capital Stock of Unrestricted Subsidiaries;

(9) sales of Receivables Assets, or participations therein, or any related transaction, in connection with any Qualified Receivables Transaction;

(10) (A) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to a joint venture agreement), or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm or (C) any management services or support agreement entered into on terms consistent with past practice or industry norm, in each of clauses (A), (B) and (C) that are fair to the Company or its Restricted Subsidiaries in the good faith determination of a Responsible Officer of the Company or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11) transactions between the Company or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors or officers is also a director or officer of the Company or any direct or indirect parent of the Company; provided that any such director abstains from voting as a director of the Company or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(12) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company or a Restricted Subsidiary solely because the Company or Restricted Subsidiary owns, directly or through a Restricted Subsidiary, Capital Stock of or warrants, options or other rights to acquire Capital Stock of, or controls, such Person;

(13) transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, Consolidation and Sale of Assets;” or

(14) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business; provided that a Responsible Officer of the Company determines in good faith that the formation and maintenance of such group or subgroup is in the best interests of the Company and will not result in the Company and the Restricted Subsidiaries paying taxes in excess of the tax liability that would have been payable by them on a stand alone basis.

Limitation on Designations of Unrestricted Subsidiaries.

The Company may, on or after the Issue Date, designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary or is a Subsidiary Guarantor) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if: (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and (2) the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the sum of (A) the Fair Market Value of the Capital Stock of such Subsidiary owned by the Company and/or any of the Restricted Subsidiaries on such date and (B) the aggregate amount of Indebtedness of such Subsidiary owed to the Company and the Restricted Subsidiaries on such date. In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to the covenant described under “—Limitation on Restricted Payments” for all purposes of the Indenture.

The Indenture further provides that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (“Revocation”), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if

(1) no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation;

(2) all Liens and Indebtedness of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

All Designations and Revocations must be evidenced by an officers’ certificate of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

Reports to Holders.

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and provide to the Trustee and the holders of the notes, the annual and quarterly reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods required; provided, however, that availability of the foregoing materials on the Commission’s EDGAR service shall be deemed to satisfy the Company’s delivery obligations under this provision; provided, further, that the Trustee shall have no liability or responsibility whatsoever to determine if such materials have been so made available. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the holders of the notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods required by law.

Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “—Events of Default” until 90 days after the date any report hereunder is due.

Covenant Suspension

Beginning on the date (the “Suspension Date”) that (i) the notes have been assigned an Investment Grade Rating from both of the Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under the Indenture, and ending on the date (the “Reversion Date”) that either Rating Agency (or both Rating Agencies) downgrades the rating assigned by it to the notes below the Investment Grade Rating or a Default or Event of Default has occurred and is continuing (such period of time from and including the Suspension Date to but excluding the Reversion Date, the “Suspension Period”), the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture described above under the following headings under the caption “—Certain Covenants;”

“—Limitation on Incurrence of Additional Indebtedness,”

“—Limitation on Restricted Payments,”

“—Limitation on Asset Sales,”

“—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,”

“—Limitation on Transactions with Affiliates,”

“—Limitation on Issuances of Capital Stock of Restricted Subsidiaries,”

“—Future Subsidiary Guarantors,” and

clause (2) of the first paragraph under the caption “—Merger, Consolidation and Sale of Assets” (collectively, the “Suspended Covenants”).

In addition, the Company may elect to suspend the Note Guarantees.

Notwithstanding the foregoing, the Company and the Restricted Subsidiaries will remain subject to the provisions of the Indenture described above under the caption “Change of Control” and under the following headings under the caption “—Certain Covenants”:

“—Limitation on Liens,”

“—Merger, Consolidation and Sale of Assets” (except to the extent set forth in the prior paragraph),

“—Limitation on Designations of Unrestricted Subsidiaries,” and

“—Reports to Holders.”

During any Suspension Period, the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries.

On the Reversion Date, all Indebtedness Incurred and Disqualified Capital Stock and Preferred Stock issued during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (2) of the definition of Permitted Indebtedness.

Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Certain Covenants—Limitation on Restricted Payments” will be made as though the covenant described under “—Certain Covenants—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Certain Covenants—Limitation on Restricted Payments” and will be deemed to have been made under such paragraph.

For purposes of the covenant described under “—Certain Covenants—Limitation on Asset Sales,” on the Suspension Date, the Net Cash Proceeds amount will be reset to zero.

Notwithstanding the reinstatement of the Suspended Covenants on the Reversion Date, neither (a) the continued existence, on and after the Reversion Date, of facts and circumstances or obligations that occurred, were Incurred or otherwise came into existence during a Suspension Period nor (b) the performance thereof, shall constitute a breach of any Suspended Covenant set forth in the Indenture or cause a Default or Event of Default thereunder; provided, however, that (i) the Company and the Restricted Subsidiaries did not Incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade by either Rating Agency (or both Rating Agencies) of its Investment Grade Rating on the notes and (ii) the Company reasonably believed that such Incurrence or actions would not result in such withdrawal or downgrade.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Events of Default

Each of the following is an “Event of Default” with respect to the notes:

(1) the failure to pay interest on the notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal on the notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3) a default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default from the Trustee or the holders of at least 25 percent of the outstanding principal amount of the notes (except in the case of a default with respect to the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets,” which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (A) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a “payment default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, exceeds $100.0 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $100.0 million not covered by adequate insurance (other than self-insurance) shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(6) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries excluding Immaterial Subsidiaries; or

(7) any Note Guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect or any Guarantee of such a Significant Subsidiary is declared to be null and void and unenforceable or any Note Guarantee of such a Significant Subsidiary is found to be invalid or any Subsidiary Guarantor which is such a Significant Subsidiary denies its liability under its Note Guarantee (other than by reason of release of such Subsidiary Guarantor in accordance with the terms of the Indenture).

If an Event of Default (other than an Event of Default specified in clause (6) above) shall occur and be continuing, the Trustee or the holders of at least 25 percent in principal amount of the outstanding notes may declare the principal of, premium, if any, and accrued interest on all the notes to be due and payable by notice in writing to the Company (and to the Trustee if given by the holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. If an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

The Indenture provides that, at any time after a declaration of acceleration with respect to the notes described in the preceding paragraph, the holders of a majority in principal amount of the then outstanding notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; and

(3) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

The holders of a majority in principal amount of the then outstanding notes may waive an existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on the notes.

Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture and under the TIA. The Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless such holders have offered to the Trustee indemnity satisfactory to it. The holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the Indenture, the Company will be required to provide an officers’ certificate to the Trustee promptly upon the Company obtaining knowledge of any Default or Event of Default (provided that the Company shall provide such certification at least annually whether or not it knows of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of any Note Guarantor discharged with respect to the outstanding notes (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the notes, when such payments are due;

(2) the Company’s obligations with respect to the notes, concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission or failure to comply with such obligations shall not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default.

In order to exercise Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized floor of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the notes on the stated date of payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7) the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(8) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(9) certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

The Indenture will be discharged with respect to the notes and will cease to be of further effect (except as to surviving rights and registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes when:

(1) either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all notes not theretofore delivered to the Trustee for cancellation have (i) become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company and/or the Subsidiary Guarantors have paid all other sums payable under the Indenture, including amounts owing to the Trustee, with respect to such notes;

(3) the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with; and

(4) there exists no Default or Event of Default under the Indenture.

Modification of the Indenture

From time to time, the Company, any Subsidiary Guarantor and the Trustee, without the consent of the holders, may amend the Indenture for certain specified purposes, including:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture;

(3) provide for uncertificated notes in addition to or in place of certificated notes (provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(4) to provide for any Guarantee of the notes, to secure the notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes when such release, termination or discharge is permitted by the Indenture;

(5) add to the covenants of the Company for the benefit of the Holders of notes or to surrender any right or power conferred upon the Company;

(6) make any change that does not adversely affect the rights of any Holder in any material respect;

(7) make any amendment to the provisions of the Indenture relating to the form, authentication, transfer and legending of notes; provided, however, that (A) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any other applicable securities law and (B) such amendment does not materially affect the rights of Holders to transfer notes;

(8) comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA;

(9) convey, transfer, assign, mortgage or pledge as security for the notes any property or assets in accordance with the covenant described under “—Certain Covenants—Limitation on Liens.” The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment;

(10) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee; or

(11) to conform to the “Description of Notes” in the offering memorandum, as set forth in an officers’ certificate delivered to the Trustee.

After an amendment becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment. Other modifications and amendments of the Indenture or notes may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the Indenture, except that, without the consent of each holder affected thereby, no amendment may:

(1) reduce the amount of notes whose holders must consent to an amendment;

(2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any notes; or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

(4) make any notes payable in money other than that stated in the notes;

(5) make any change in provisions of the Indenture protecting the right of each holder to receive payment of principal of, premium, if any, and interest on such notes on or after the stated due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of the then outstanding notes to waive Defaults or Events of Default;

(6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

(7) modify or change any provision of the Indenture or the related definitions affecting the ranking of the notes or any Note Guarantee in a manner which adversely affects the holders; or

(8) release any Subsidiary Guarantor from any of its obligations under its Note Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Governing Law

The Indenture provides that it, the notes and any Notes Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default known to the Trustee, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

“Additional Notes” has the meaning set forth under “—Overview of the Notes—Indenture May be Used for Future Issuances.”

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Affiliate Transaction” has the meaning set forth under “—Certain Covenants—Limitation on Transactions with Affiliates.”

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than the granting of a Lien in accordance with the Indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

(1) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $15.0 million;

(2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets” and/or “Change of Control;”

(3) any Restricted Payment made in accordance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investments;

(4) sales or contributions of accounts receivable and related assets pursuant to a Qualified Receivables Transaction made in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness;”

(5) any Sale Lease Back Transaction or the issuance of Preferred Stock of a Restricted Subsidiary permitted under the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness;”

(6) any issuance of Capital Stock by a Restricted Subsidiary to the Company or any other Restricted Subsidiary;

(7) sales or issuance of Capital Stock to directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries;

(8) the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash and Cash Equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets or assets that, in the Company’s reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries, or (iv) rights granted to others pursuant to leases or licenses, to the extent not materially interfering with the operations of the Company or its Restricted Subsidiaries;

(9) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(10) the granting of a Lien in accordance with the Indenture;

(11) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(12) the sale or transfer of any interest in any joint venture to the extent required by the terms of customary buy/sell type arrangements entered into in connection with the formation of such joint venture; or

(13) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof or, with respect to any Foreign Subsidiary, an equivalent obligation of the government of the country in which such Foreign Subsidiary transacts business, in each case maturing within one year from the date of acquisition and, in each case having, at the time of acquisition, one of the two highest ratings categories obtainable from either S&P or Moody’s;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally;

(4) time deposit accounts, certificates of deposit, euro denominated time deposits, overnight bank deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any lender under a Credit Facility or bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million, and, with respect to any Foreign Subsidiary, time deposits, certificates of deposits, overnight bank deposits or bankers acceptances in the currency of any country in which such Foreign Subsidiary transacts business having maturities of twelve months or less from the date of acquisition issued by any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of another country in which such Foreign Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent);

(5) securities with maturities of twelve months or less from the date of acquisition backed by standby letters of credit issued by any lender under a Credit Facility or any commercial bank satisfying the requirements of clause (4) of this definition;

(6) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100 million or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Subsidiary transacts business having total assets in excess of $100 million (or its foreign currency equivalent);

(7) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(8) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (7) above; and

(9) investments in money market funds (i) subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the Commission under the Investment Company Act of 1940, as amended or (ii) that invest exclusively in assets described in clauses (1) through (8) of this definition.

“Cash Management Obligations” means, with respect to any Person, all obligations of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

“Change of Control” has the meaning set forth under “—Change of Control.”

“Change of Control Offer” has the meaning set forth under “—Change of Control.”

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary of the Company designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of the commodities at the time used in the ordinary course of business of the Company or any of its Restricted Subsidiaries.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to the Company, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby:

(A) all income taxes of the Company and the Restricted Subsidiaries expensed or accrued in accordance with GAAP for such period;

(B) Consolidated Fixed Charges;

(C) Consolidated Non-cash Charges; and

(D) any expenses or charges related to any issuance of Capital Stock, Investment, acquisition or disposition of division or line of business, recapitalization or the Incurrence or repayment of Indebtedness permitted to be Incurred by the Indenture (whether or not successful), less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four full fiscal quarters (the “Four Quarter Period”) ending on or prior to the date of the transaction (the “Transaction Date”) to Consolidated Fixed Charges of the Company for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the Incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such Asset Sale or Asset Acquisition or other disposition (including the Incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include, among others, adjustments appropriate, in the reasonable good faith determination of the Company, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event; provided that any pro forma adjustments shall be limited to those that (a) are reasonably identifiable and factually supportable and (b) have occurred or are reasonably expected to occur in the next twelve months following the date of such calculation, in the reasonable judgment of a responsible financial or accounting officer of the Company.

If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly Incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period;

(3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum in effect on the Transaction Date resulting after giving effect to the operation of such agreements on such date; and

(4) subject to clauses (1), (2) and (3) immediately above, for the purpose of interest expense of the Company and the Restricted Subsidiaries on a consolidated basis for any period prior to the expiration of four full fiscal quarters since October 1, 2010, such interest expense shall be determined for the period commencing on October 1, 2010 and ending on the last day of the most recently ended fiscal quarter, annualized on a simple arithmetic basis.

“Consolidated Fixed Charges” means, with respect to the Company for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense, plus

(2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company or any Restricted Subsidiary paid, accrued and/or scheduled to be paid or accrued during such period (other than dividends paid in Qualified Capital Stock of the Company or paid to the Issuer or to a Restricted Subsidiary) multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to the Company for any period, the sum of, without duplication:

(1) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation,

(A) any amortization of debt discount,

(B) the net costs under Interest Swap Obligations,

(C) all capitalized interest, and

(D) the interest portion of any deferred payment obligation;

(2) the interest component of Capitalized Lease Obligations accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

(3) to the extent not included in clause (1) above, net losses relating to sales of accounts receivable pursuant to Qualified Receivables Transaction during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

(1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto or from the extinguishment of any Indebtedness of the Company or any Restricted Subsidiary;

(2) extraordinary or non-recurring gains or losses (determined on an after-tax basis and less any fees, expenses or charges related thereto);

(3) any non-cash compensation expense Incurred for grants and issuances of stock appreciation or similar rights, stock options, restricted shares or other rights to officers, directors and employees of the Company and its Subsidiaries (including any such grant or issuance to a 401(k) plan or other retirement benefit plan);

(4) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(5) the net income (loss) of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

(6) the net income (loss) of any Person acquired during the specified period for any period, prior to date of such acquisition will be excluded for purposes of Restricted Payments only;

(7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) from and after the date that such operation is classified as discontinued;

(8) write-downs resulting from the impairment of intangible assets and any other non-cash amortization or impairment expenses;

(9) the amount of amortization or write-off of deferred financing costs and debt issuance costs of the Company and its Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness; and

(10) the cumulative effect of a change in accounting principles.

“Consolidated Non-cash Charges” means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash payments for any future period).

“Covenant Defeasance” has the meaning set forth under “—Legal Defeasance and Covenant Defeasance.”

“Credit Agreement” means the Revolving Credit and Guaranty Agreement, dated as of October 1, 2010, among the Company, as Borrower, the guarantors party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the lenders and other financial institutions party thereto, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time in accordance with their terms whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement) or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice of both would be, an Event of Default.

“Designated Non-Cash Consideration” means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate executed by an officer of the Company or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents (which shall be considered Net Cash Proceeds of an Asset Sale when received).

“Designation” has the meaning set forth under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning set forth under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.”

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to the final maturity date of the notes.

“Domestic Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized under the laws of the United States or any State thereof or the District of Columbia.

“DTC” means The Depository Trust Company or any successor thereto.

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Capital Stock) of the Company.

“Event of Default” has the meaning set forth under “—Events of Default.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For purposes of determining compliance with the provisions of the Indenture described under the caption “Certain Covenants,” unless provided otherwise any determination that fair market value of assets (other than cash of Cash Equivalents) is equal to or greater than $100 million will be made by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by an Officer’s Certificate.

“Foreign Subsidiary” means any Restricted Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person, but excluding endorsements for collection or deposit in the normal course of business or Standard Receivables Undertakings in a Qualified Receivables Transaction.

“Guaranteed Obligation” has the meaning set forth under “—Overview—Note Guarantees.”

“Halla” means Halla Climate Control Corporation.

“Hedging Obligations” means, with respect to any Person, the obligations of such person in respect of Commodity Agreements, Currency Agreements and Interest Swap Obligations.

“Holder” means the Person in whose name a note is registered in the Registrar’s records.

“Immaterial Subsidiary” means, at any date of determination, any Subsidiary designated as such by a Responsible Officer, such designation evidenced by an Officer’s Certificate, that had consolidated assets representing 5.0% or less of the consolidated total assets of the Company and its Restricted Subsidiaries on the last day of the most recent Fiscal Quarter ended more than forty-five (45) days prior to the date of determination; provided, that consolidated assets of all Subsidiaries that would otherwise be deemed Immaterial Subsidiaries under this definition shall not exceed 10.0% of the consolidated assets, as applicable, of the Company and its Restricted Subsidiaries on a consolidated basis.

“Incur” means, with respect to any Indebtedness, to Incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a

Restricted Subsidiary will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms or the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Capital Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person and Sale Lease Back Transactions;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;

(6) guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (1) through (5) above and clauses (8) and (10) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of such Person;

(8) all Hedging Obligations of such Person;

(9) all Disqualified Capital Stock of the Company and all Preferred Stock of a Restricted Subsidiary with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued and unpaid dividends, if any; and

(10) all obligations of such Person in respect of Qualified Receivables Transactions.

Notwithstanding the foregoing, Indebtedness shall not include any liability for federal, state, local or other taxes owed or owing to any governmental entity.

Indebtedness shall be calculated without giving effect to the effects of ASC 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock or Preferred Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock or Preferred Stock.

“Independent Financial Advisor” means a firm (1) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) any voluntary or involuntary case or proceeding under any bankruptcy law, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to such Person or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of such Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

“Interest Swap Obligations” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a Guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or its Restricted Subsidiaries or industry norms. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the “Referent Subsidiary”) such that after giving effect to any such sale or disposition, the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (or the equivalent rating by any Successor Rating Agency) and BBB- (or the equivalent) by S&P (or the equivalent rating by any Successor Rating Agency).

“Issue Date” means April 6, 2011, the date of initial issuance of the notes.

“Legal Defeasance” has the meaning set forth under “—Legal Defeasance and Covenant Defeasance.”

“Lien” means any lien, mortgage, deed of trust, deed to secure debt, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

(2) taxes paid or payable after taking into account any tax sharing arrangements;

(3) payments required to be made to any Person (other than to the Company or its Restricted Subsidiaries) owning a beneficial interest in the assets subject to such Asset Sale;

(4) repayments of Indebtedness secured by the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale;

(5) appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(6) payments of unassumed liabilities (not constituting Indebtedness and not owed to the Company or any Subsidiary) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale.

“Net Proceeds Offer” has the meaning set forth under “—Certain Covenants—Limitation on Asset Sales.”

“Net Proceeds Offer Amount” has the meaning set forth under “—Certain Covenants—Limitation on Asset Sales.”

“Net Proceeds Offer Payment Date” has the meaning set forth under “—Certain Covenants—Limitation on Asset Sales.”

“Net Proceeds Offer Trigger Date” has the meaning set forth under “—Certain Covenants—Limitation on Asset Sales.”

“Non-Recourse Debt” means all Indebtedness of which no portion (1) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Receivables Undertakings), (2) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Receivables Undertakings or (3) subjects any property or asset of the Company or any Subsidiary of the Company (other than Receivables Assets and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Receivables Undertakings.

“Note Guarantee” means a Guarantee of the notes pursuant to the Indenture.

“Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceedings, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness, (c) any obligation to post cash collateral in respect of letters of credit and any other obligations and (d) any Cash Management Obligations or Hedging Obligations.

“Permitted Factoring Program” means (a) Non-Recourse Debt relating to the sale or financing of Receivables Assets and any Related Security or (b) other sales (in connection with the financings of) and financings of Receivables Assets and any Related Security.

“Permitted Investments” means:

(1) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

(2) Investments in the Company by any Restricted Subsidiary;

(3) Investments in cash and Cash Equivalents;

(4) loans and advances to employees, officers and directors of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes and to purchase Capital Stock of the Company (or any direct or indirect parent company of the Company) not in excess of an aggregate of $25.0 million at any one time outstanding;

(5) Commodity Agreements, Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or a Restricted Subsidiary’s businesses and otherwise in compliance with the Indenture;

(6) Investments received upon foreclosure or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in connection with in settlement of obligations of, or disputes with, any Person arising in the ordinary course of business;

(7) Investments made by the Company or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales;”

(8) Investments (measured on the date each such Investment was made and without giving effect to subsequent changes in value) in Persons, including, without limitation, Unrestricted Subsidiaries and joint ventures, engaged in a business similar or related to or logical extensions of the businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date, not to exceed the greater of (i) $375.0 million and (ii) 7.5% of Total Assets at the time of such Investment, at any one time outstanding;

(9) Investments (measured on the date each such Investment was made and without giving effect to subsequent changes in value) not to exceed the greater of (i) $375.0 million and (ii) 7.5% of Total Assets at the time of such Investment, at any one time outstanding;

(10) Investments in a Receivable Entity;

(11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(12) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as operating expenses for accounting purposes and that are made in the ordinary course of business;

(13) prepaid expenses, negotiable instruments held for the collection and workers’ compensation, performance and other similar deposits in the ordinary course of business;

(14) lease, utility and other similar deposits in the ordinary course of business;

(15) Guarantees of Indebtedness of the Company or a Restricted Subsidiary permitted to be Incurred under the Indenture;

(16) Investments by Halla and its Subsidiaries not to exceed $100.0 million at the time of such Investment, at any one time outstanding;

(17) Investments resulting from or constituting a part of restructurings of a Person other than the Company or a Guarantor so long as (a) such restructurings do not result in cash Investments by the Company or a Guarantor (excluding intercompany transfers that have a zero net cash effect on the Company and the Guarantors, taken as a whole) and (b) such restructurings do no result in any increased liabilities or assumption of any obligations by the Company or any Guarantor;

(18) Guarantees by the Company or any Restricted Subsidiary of leases, contracts, or of other obligations that do not constitute Indebtedness and are unsecured, in each case entered into in the ordinary course of business; and

(19) Investments in existence on the Issue Date and any modification, replacement, renewal or extension thereof provided the original amount of such Investment is not increased except as otherwise permitted by the covenant described under“—Certain Covenants—Limitation on Restricted Payments.”

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and, in each case, as to which the Company or any Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, material-men, repairmen and other Liens imposed by law Incurred in the ordinary course of business that are not yet overdue for a period of 30 days or that are being contested in good faith, if such reserve or other appropriate provision;

(3) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary and not Incurred in connection with or in contemplation thereof; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (and assets and property affixed or appurtenant thereto);

(4) Liens on property at the time such Person or any of its Subsidiaries acquires the property and not Incurred in connection with or in contemplation thereof, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (and assets and property affixed or appurtenant thereto);

(5) leases, licenses, subleases or sublicenses granted to others that do not materially interfere with the business of the Company or any Restricted Subsidiary;

(6) any interest or title of a lessor under any lease;

(7) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(8) Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(10) easements, rights-of-way, covenants, conditions, zoning restrictions and other similar charges or restrictions or encumbrances or title or survey defects in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;

(11) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

(12) purchase money Liens securing Indebtedness Incurred to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business, and Liens securing Indebtedness which Refinances any such Indebtedness; provided, however, that (A) the related Purchase

Money Indebtedness (or Refinancing Indebtedness) shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired (and assets affixed or appurtenant thereto) and (B) the Lien securing the Purchase Money Indebtedness shall be created within 180 days after such acquisition;

(13) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

(16) Liens securing Indebtedness Incurred pursuant to Credit Facilities in accordance with paragraph (b)(1) of the covenant described as “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness;”

(17) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

(18) Liens securing Indebtedness and other Obligations under Commodity Agreements, Currency Agreements and Cash Management Obligations, in each case permitted under the Indenture;

(19) Liens securing Acquired Indebtedness Incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness;” provided that (A) such Liens secured the Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary;

(20) Liens securing Indebtedness of Foreign Subsidiaries and Subsidiaries of Foreign Subsidiaries Incurred in accordance with the Indenture; provided that such Liens do not extend to any property or assets other than property or assets of Foreign Subsidiaries and such Subsidiaries of Foreign Subsidiaries;

(21) Liens Incurred in connection with a Qualified Receivables Transaction;

(22) Liens Incurred to secure Indebtedness; provided that, at the time of Incurrence and after giving pro forma effect thereto, the aggregate amount of Indebtedness outstanding secured by such Liens pursuant to this clause (22) will not exceed the greater of (A) $250.0 million and (B) 5.0% of Total Assets;

(23) Liens arising from filing of Uniform Commercial Code or similar state law financing statements regarding leases;

(24) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or similar state law on items in the course of collection, or (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers or suppliers of the Company or any Subsidiary in the ordinary course of business;

(26) Liens arising from precautionary Uniform Commercial Code financing statement filings (or similar filings) in connection with operating leases or consignment of goods;

(27) Liens affecting the fee title of any real estate leased by the Company or any of its Restricted Subsidiaries (and not owned by the Company or any Subsidiary) that are created by a Person other than the Company or its Restricted Subsidiaries;

(28) Liens arising by operation of law under Article 2 of the Uniform Commercial Code (or any similar state law) in favor of a reclaiming seller of goods or buyer of goods;

(29) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary course of business;

(30) Liens on securities which are subject to repurchase agreements as contemplated in the definition of “Cash Equivalents” permitted under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness;” provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(31) Liens on (i) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (ii) rights which may arise under State insurance guaranty funds relating to any such insurance policy, in each case to secure Indebtedness permitted under clause (d) of paragraph (b)(12) under “Certain Covenants – Limitation on Incurrence of Additional Indebtedness;”

(32) Liens on earnest money deposits of cash or Cash Equivalents made by the Company or any of its Restricted Subsidiaries in connection with any acquisition of assets or Capital Stock to the extent transaction is permitted hereunder;

(33) Liens on property subject to a Sale-Leaseback Transaction permitted under covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness;”

(34) Liens on goods and the proceeds thereof and title documents relating thereto to secure drawings under letters of credit issued on behalf of Foreign Subsidiaries used to finance the purchase of such goods in an aggregate amount not to exceed $35.0 million at any one time outstanding;

(35) Liens on cash collateral securing the Indebtedness permitted under paragraph (b)(17) under “—Certain Covenants – Limitation on Incurrence of Additional Indebtedness;”

(36) security given to a public or private utility or any governmental authority as required in the ordinary course of business; and

(37) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Postpetition Letter of Credit Facility” means that certain Letter of Credit Reimbursement and Security Agreement, dated as of November 13, 2009, by and between Borrower Representative and U.S. Bank National Association, a national banking institution, as amended, restated, supplemented or otherwise modified prior to the Issue Date.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of an Asset Acquisition or construction or improvement of any property; provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Receivables Transaction” means (A) any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or (2) any other Person (in the case of a transfer by a Receivables Entity), or transfers an undivided interest in or grants a security interest in, any Receivables Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries or (B) a Permitted Factoring Program.

“Rating Agencies” means Moody’s and S&P; provided that if S&P, Moody’s or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, the Company shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”).

“Receivables Assets” means any indebtedness, accounts receivable or other obligations and any assets related thereto, including, without limitation, all collateral securing such accounts receivable and assets and all contracts and contract rights, and all guarantees or other supporting obligations (within the meaning of the New York Uniform Commercial Code Section 9-102(a)(77)) (including Hedging Obligations), in respect of such indebtedness, accounts receivable or other obligations and assets and all proceeds of the foregoing and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving Receivables Assets.

“Receivables Entity” means a Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction in which the Company or any of its Subsidiaries makes an Investment and to which the Company or any of its Subsidiaries transfers Receivables Assets) which engages in no activities other than in connection with the financing of Receivables Assets of the Company or its Subsidiaries, and any business or activities incidental or related to such financing, and which is designated by the Board of Directors of the Company or of such other Person (as provided below) to be a Receivables Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (1) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Receivables Undertakings), (2) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Receivables Undertakings or (3) subjects any property or asset of the Company or any Subsidiary of the Company (other than Receivables Assets and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Receivables Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding (other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company) other than fees payable in the ordinary course of business in connection with servicing Receivables Assets, and (c) with which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Receivables Repurchase Obligation” means any obligation of a seller of Receivables Assets in a Qualified Receivables Transaction to repurchase Receivables Assets arising as a result of a breach of a Standard Receivables Undertaking, including as a result of a Receivables Asset or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Reference Date” has the meaning set forth under “—Certain Covenants—Limitation on Restricted Payments.”

“Refinance” means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.

“Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness, in each case that does not:

(1) result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of the completion of all components of such proposed Refinancing (provided such completion occurs within 60 days of the initial Incurrence of Indebtedness in connection with such Refinancing) (plus the amount of any premium reasonably necessary to Refinance such Indebtedness and plus the amount of reasonable expenses Incurred by the Company in connection with such Refinancing); or

(2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company and/or a Subsidiary Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or such Subsidiary Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the notes or any Subsidiary Guarantee, then such Refinancing Indebtedness shall be subordinate in right of payment to the notes or such Subsidiary Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Related Security” means with respect to any Receivable Asset, (a) all of the relevant interest, in any inventory and goods (including returned or repossessed inventory and goods), and documentation or title evidencing the shipment or storage of any inventory and goods (including returned or repossessed inventory and goods), relating to any sale giving rise to such Receivable Asset, and all insurance contracts with respect thereto; (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable Asset, together with all Uniform Commercial Code financing statements or similar filings and security agreements describing any collateral relating thereto; (c) all guarantees, letters of credit, letter of credit rights, supporting obligations, indemnities, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable Asset or otherwise relating to such Receivable Asset; (d) all service contracts and other contracts, agreements, instruments and other writings associated with such Receivable Asset; (e) all records related to such Receivable Asset or any of the foregoing; (f) all right, title and interest in, to and under the sales agreement and related performance guaranty and the like in respect of such Receivable Asset; and (g) all proceeds of any of the foregoing.

“Replacement Assets” means assets and property (including capital expenditures) that will be used in the business of the Company and/or its Restricted Subsidiaries or in a business the same, similar or reasonably related thereto or in an unrelated business to the extent that it is not material in size as compared to the business of the Company and its Restricted Subsidiaries taken as a whole (including Capital Stock of a Person which becomes a Restricted Subsidiary).

“Responsible Officer” of any Person means the chief executive officer or chief financial officer of such Person.

“Restricted Payment” has the meaning set forth under “—Certain Covenants—Limitation on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.” Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

“Reversion Date” has the meaning set forth under “—Covenant Suspension.”

“Revocation” has the meaning set forth under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.”

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its rating agency business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced on the security of such property.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

“Standard Receivables Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are customary in a Qualified Receivables Transaction, including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivables Undertaking.

“Subordinated Indebtedness” means Indebtedness as to which the payment of principal (and premium, if any) and interest and other payment obligations is subordinate or junior in right of payment by its terms to the notes or the Note Guarantees of the Company or a Subsidiary Guarantor, as applicable.

“Subsidiary,” with respect to any Person, means (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Subsidiary Guarantor” means each Restricted Subsidiary that executes the Indenture as of the Issue Date and each Restricted Subsidiary that in the future is required to or executes a Guarantee pursuant to the covenant described under “—Certain Covenants—Future Subsidiary Guarantors” or otherwise; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Notes Guarantee is released in accordance with the terms of the Indenture.

“Surviving Entity” has the meaning set forth under “—Certain Covenants—Merger, Consolidation and Sale of Assets.”

“Suspended Covenants” has the meaning set forth under “—Covenant Suspension.”

“Suspension Date” has the meaning set forth under “—Covenant Suspension.”

“Suspension Period” has the meaning set forth under “—Covenant Suspension.”

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company required to be provided to the Trustee, calculated on a pro forma basis to give effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by the Company and its Restricted Subsidiaries subsequent to such date and on or prior to the date of determination.

“Total Debt” means, at any date of determination, the aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Total Leverage Ratio” means, as of the date of determination, the ratio of (a) Total Debt to (b) Consolidated EBITDA for the Four Quarter Period ending on or prior to the Transaction Date, in each case with such pro forma adjustments to Total Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Transaction Date” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.” Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (A) the then outstanding aggregate principal amount of such Indebtedness into (B) the sum of the total of the products obtained by multiplying (I) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (II) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of the Company means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Wholly Owned Restricted Subsidiary.

CERTAIN UNITED STATES INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the exchange of Old Notes for Exchange Notes in the Exchange Offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of Old Notes who hold the Old Notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•

tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the United States dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•	United States federal gift tax, estate tax or alternative minimum tax consequences, if any; or

•	any state, local or non-United States tax consequences.

The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Old Notes

The exchange of your Old Notes for Exchange Notes in the Exchange Offer should not constitute an exchange for United States federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the Exchange Offer should have no United States federal income tax consequences to you if you exchange your Old Notes for Exchange Notes. For example, there should be no change in your tax basis and your holding period should carry over to the Exchange Notes. In addition, the United States federal income tax consequences of holding and disposing of your Exchange Notes should be the same as those applicable to your Old Notes.

The preceding discussion of certain United States federal income tax considerations of the Exchange Offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

BOOK ENTRY, DELIVERY AND FORM

The Exchange Notes will be initially represented by one or more notes in registered global form without interest coupons (the “Global Notes”). The Global Notes will be deposited with the trustee, as custodian for the Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for the credit to an account of a direct or indirect participant in DTC as described below. We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

Payments of the principal of, and premium (if any) and interest on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the issuer, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, the trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

A Global Note is exchangeable for certificated notes in fully registered form without interest coupons (“Certificated Securities”) only in the following limited circumstances:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we fail to appoint a successor depositary within 90 days of such notice, or

•	there shall have occurred and be continuing an event of default with respect to the notes under the indenture and DTC shall have requested the issuance of Certificated Securities.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes if the Old Notes were acquired as a result of market-making activities or other trading activities.

We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 180 days after the expiration date. In addition, until 180 days after the date of this prospectus, all broker-dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through the writing of options on the Exchange Notes or a combination of such methods of resale.

These resales may be made:

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. An “underwriter” within the meaning of the Securities Act includes:

•	any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer; or

•	any broker or dealer that participates in a distribution of such Exchange Notes.

Any profit on any resale of Exchange Notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of not less than 180 days after the expiration of the Exchange Offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the Exchange Offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

LEGAL MATTERS

Certain legal matters related to the validity of the Exchange Notes will be passed upon for Visteon Corporation by Kirkland & Ellis LLP. Certain matters of Michigan law will be passed on by Michael K. Sharnas, Vice President and General Counsel for Visteon Corporation.

EXPERTS

The consolidated financial statements and financial statement schedule of Visteon Corporation (“Successor”) at December 31, 2010 and for the three-months then ended, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2010, incorporated in this prospectus by reference to Visteon Corporation’s Current Report on Form 8-K dated November 10, 2011, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s filing of a petition for reorganization under Chapter 11 of the Bankruptcy Code, the Company’s subsequent emergence from bankruptcy, and the adoption of fresh-start accounting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and financial statement schedule of Visteon Corporation (“Predecessor”) at December 31, 2009 and for the nine-months ended October 1, 2010 and for each of the two years in the period ended December 31, 2009, incorporated in this prospectus by reference to Visteon Corporation’s Current Report on Form 8-K dated November 10, 2011 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s filing of a petition for reorganization under Chapter 11 of the Bankruptcy Code, the Company’s subsequent emergence from bankruptcy, and the adoption of fresh-start accounting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$500,000,000

Visteon Corporation

Exchange Offer for all Outstanding

6.75% Senior Notes due 2019

PRELIMINARY PROSPECTUS

                    , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Delaware

Visteon Corporation, Visteon Electronics Corporation, Visteon European Holdings, Inc., Visteon Global Treasury, Inc., Visteon International Business Development, Inc. and Visteon International Holdings, Inc. are incorporated under the laws of the State of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or, director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Certificates of Formation or Bylaws of each of Visteon Corporation, Visteon Electronics Corporation, Visteon European Holdings, Inc., Visteon Global Treasury, Inc., Visteon International Business Development, Inc. and Visteon International Holdings, Inc. provide for the indemnification, subject to certain exceptions, of all current and former directors and officers to the fullest extent permitted by the DGCL.

Visteon Systems, LLC was formed under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of Visteon Systems, LLC provides that the company shall, to the fullest extent permitted by Delaware law, indemnify any member, manager, or their respective affiliates or agents, for any losses arising from any actions in which the covered person is involved by reason of the covered person’s relation to the company. The covered persons shall not be entitled to indemnification with respect to any claim with respect to which the covered person has engaged in bad faith, fraud or criminal act.

Michigan

Visteon Global Technologies, Inc. is incorporated under the laws of the State of Michigan.

Section 450.1561 of Michigan’s Business Corporation Act provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

The bylaws of Visteon Global Technologies, Inc. provides that each person who is made a party or threatened to be made a party in any action by reason of the fact that he or she is or was a director, officer or employee of the corporation shall be indemnified to the fullest extent authorized by the Business Corporation Act.

VC Aviation Services, LLC was formed under the laws of the State of Michigan.

Section 408 of the Michigan Limited Liability Company Act permits a limited liability company to indemnify and hold harmless a manager from and against any and all losses, expenses, claims, and demands sustained by reason of any acts or omissions or alleged acts or omissions as a manager, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the person is a party or threatened to be made a party because he or she is or was a manager, to the extent provided for in an operating agreement or in a contract with the person, or to the fullest extent permitted by agency law subject to any restriction in an operating agreement or contract, except that the company may not indemnify any person for any of the following: (a) the receipt of a financial benefit to which the manager is not entitled; (b) liability under section 308; (c) a knowing violation of law; and (d) an act or omission occurring before the date when the provision becomes effective.

The limited liability company agreement of VC Aviation Services, LLC provides that the company shall indemnify each member against any action arising or resulting from or related to any liability or obligation of the company.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.01	Fifth Amended Joint Plan of Reorganization, filed August 31, 2010. (2)

2.02	Fourth Amended Disclosure Statement, filed June 30, 2010. (2)

3.01	Second Amended and Restated Certificate of Incorporation of Visteon Corporation. (3)

3.02	Second Amended and Restated Bylaws of Visteon Corporation. (3)

3.03	Certificate of Incorporation of Visteon Electronics Corporation. (1)

3.04	Bylaws of Visteon Electronics Corporation. (1)

3.05	Certificate of Formation of VC Aviation Services, LLC. (1)

3.06	Limited Liability Company Agreement of VC Aviation Services, LLC. (1)

3.07	Certificate of Incorporation of Visteon European Holdings, Inc. (1)

3.08	Bylaws of Visteon European Holdings, Inc. (1)

3.09	Articles of Incorporation of Visteon Global Technologies, Inc. (1)

3.10	Bylaws of Visteon Global Technologies, Inc. (1)

3.11	Articles of Incorporation of Visteon Global Treasury, Inc. (1)

3.12	Bylaws of Visteon Global Treasury, Inc. (1)

3.13	Certificate of Incorporation of Visteon International Business Development, Inc. (1)

3.14	Bylaws of Visteon International Business Development, Inc. (1)

3.15	Articles of Incorporation of Visteon International Holdings, Inc. (1)

3.16	Bylaws of Visteon International Holdings, Inc. (1)

3.17	Certificate of Formation of Visteon Systems, LLC. (1)

3.18	Limited Liability Company Agreement of Visteon Systems, LLC. (1)

4.01	Warrant Agreement, dated as of October 1, 2010, by and between Visteon Corporation and Mellon Investor Services LLC. (3)

4.02	Warrant Agreement, dated as of October 1, 2010, by and between Visteon Corporation and Mellon Investor Services LLC. (3)

4.03	Form of Common Stock Certificate of Visteon Corporation. (3)

4.04	Indenture, dated as of April 6, 2011, by and between Visteon Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (4)

4.05	Form of 6.75% Senior Note due 2019 (included in Exhibit 4.04). (4)

5.01	Opinion of Kirkland & Ellis LLP. (1)

5.02	Opinion of General Counsel. (1)

10.01	Registration Rights Agreement, dated as of October 1, 2010, by and among Visteon Corporation and certain investors listed therein. (5)

10.02	Equity Commitment Agreement, dated as of May 6, 2010, by and among Visteon Corporation, Alden Global Distressed Opportunities Fund, L.P., Allen Arbitrage, L.P., Allen Arbitrage Offshore, Armory Master Fund Ltd., Capital Ventures International, Caspian Capital Partners, L.P., Caspian Select Credit Master Fund, Ltd., Citadel Securities LLC, CQS Convertible and Quantitative Strategies Master Fund Limited, CQS Directional Opportunities Master Fund Limited, Crescent 1 L.P., CRS Fund Ltd., CSS, LLC, Cumber International S.A., Cumberland Benchmarked Partners, L.P., Cumberland Partners, Cyrus Europe Master Fund Ltd., Cyrus Opportunities Master Fund II, Ltd., Cyrus Select Opportunities Master Fund, Ltd., Deutsche Bank Securities Inc. (solely with respect to the Distressed Products Group), Elliott International, L.P., Goldman, Sachs & Co. (solely with respect to the High Yield Distressed Investing Group), Halbis Distressed Opportunities Master Fund Ltd., Kivu Investment Fund Limited, LongView Partners B, L.P., Mariner LDC (Caspian), Mariner LDC (Riva Ridge), Merced Partners II, L.P., Merced Partners Limited Partnership, Monarch Master Funding Ltd., NewFinance Alden SPV, Oak Hill Advisors, L.P., Quintessence Fund L.P., QVT Fund LP, Riva Ridge Master Fund, Ltd., Seneca Capital LP, Silver Point Capital, L.P., SIPI Master Ltd., Solus Alternative Asset Management LP, Spectrum Investment Partners, L.P., Stark Criterion Master Fund Ltd., Stark Master Fund Ltd., The Liverpool Limited Partnership, The Seaport Group LLC Profit Sharing Plan, UBS Securities LLC, Venor Capital Management, Whitebox Combined Partners, L.P., and Whitebox Hedged High Yield Partners, L.P. (6)

10.03	First Amendment, dated as of June 13, 2010, to the Equity Commitment Agreement, by and among Visteon Corporation, Alden Global Distressed Opportunities Fund, L.P., Allen Arbitrage, L.P., Allen Arbitrage Offshore, Armory Master Fund Ltd., Capital Ventures International, Caspian Capital Partners, L.P., Caspian Select Credit Master Fund, Ltd., Citadel Securities LLC, CQS Convertible and Quantitative Strategies Master Fund Limited, CQS Directional Opportunities Master Fund Limited, Crescent 1 L.P., CRS Fund Ltd., CSS, LLC, Cumber International S.A., Cumberland Benchmarked Partners, L.P., Cumberland Partners, Cyrus Europe Master Fund Ltd., Cyrus Opportunities Master Fund II, Ltd., Cyrus Select Opportunities Master Fund, Ltd., Deutsche Bank Securities Inc. (solely with respect to the Distressed Products Group), Elliott International, L.P., Goldman, Sachs & Co. (solely with respect to the High Yield Distressed Investing Group), Halbis Distressed Opportunities Master Fund Ltd., Kivu Investment Fund Limited, LongView Partners B, L.P., Mariner LDC (Caspian), Mariner LDC (Riva Ridge), Merced Partners II, L.P., Merced Partners Limited Partnership, Monarch Master Funding Ltd., NewFinance Alden SPV, Oak Hill Advisors, L.P., Quintessence Fund L.P., QVT Fund LP, Riva Ridge Master Fund, Ltd., Seneca Capital LP, Silver Point Capital, L.P., SIPI Master Ltd., Solus Alternative Asset Management LP, Spectrum Investment Partners, L.P., Stark Criterion Master Fund Ltd., Stark Master Fund Ltd., The Liverpool Limited Partnership, The Seaport Group LLC Profit Sharing Plan, UBS Securities LLC, Venor Capital Management, Whitebox Combined Partners, L.P., and Whitebox Hedged High Yield Partners, L.P. (6)

10.04	Global Settlement and Release Agreement, dated September 29, 2010, by and among Visteon Corporation, Ford Motor Company and Automotive Components Holdings, LLC. (5)

10.05	Employment Agreement, dated October 1, 2010, by and between Visteon Corporation and Donald J. Stebbins. (5)

10.06	Form of Executive Officer Change in Control Agreement. (5)

10.06.1	Schedule identifying substantially identical agreements to Executive Officer Change in Control Agreement constituting Exhibit 10.08 hereto entered into by Visteon Corporation with Messrs. Stebbins and Quigley. (7)

10.07	Form of Officer Change In Control Agreement. (5)

10.07.1	Schedule identifying substantially identical agreements to Officer Change in Control Agreement constituting Exhibit 10.9 hereto entered into by Visteon Corporation with Messrs. Pallash, Meszaros, Sharnas, Sistek and Widgren and Mses. Stephenson, Fream and Greenway. (7)

10.08	Visteon Corporation 2010 Incentive Plan. (8)

10.08.1	Form of Terms and Conditions of Initial Restricted Stock Grants under the Visteon Corporation 2010 Incentive Plan. (8)

10.08.2	Form of Terms and Conditions of Initial Restricted Stock Unit Grants under the Visteon Corporation 2010 Incentive Plan. (8)

10.08.3	Form of Terms and Conditions of Nonqualified Stock Options under the Visteon Corporation 2010 Incentive Plan. (7)

10.08.4	Form of Terms and Conditions of Stock Appreciation Rights under the Visteon Corporation 2010 Incentive Plan. (7)

10.08.5	Form of Terms and Conditions of Restricted Stock Grants under the Visteon Corporation 2010 Incentive Plan. (7)

10.08.6	Form of Terms and Conditions of Restricted Stock Unit Grants under the Visteon Corporation 2010 Incentive Plan. (7)

10.08.7	Form of Terms and Conditions of Performance Unit Grants under the Visteon Corporation 2010 Incentive Plan. (7)

10.09	Visteon Corporation Amended and Restated Deferred Compensation Plan for Non-Employee Directors. (9)

10.10	Visteon Corporation 2010 Supplemental Executive Retirement Plan, as amended and restated. (11)

10.11	Visteon Corporation 2010 Pension Parity Plan. (9)

10.12	2010 Visteon Executive Severance Plan. (9)

10.13	Visteon Corporation Non-Employee Director Stock Unit Plan. (9)

10.14	Form of Executive Retiree Health Care Agreement. (7)

10.14.1	Schedule identifying substantially identical agreements to Executive Retiree Health Care Agreement constituting Exhibit 10.23 hereto entered into by Visteon with Mr. Stebbins and Ms. D. Stephenson. (7)

10.15	Registration Rights Agreement, dated as of April 6, 2011, by and between Visteon Corporation, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Scotia Capital (USA) Inc., Barlays Capital Inc., Comerica Securities, Inc. and SMBC Nikko Capital Markets Limited, as representatives of the initial purchasers. (4)

10.16	Form of Revolving Loan Credit Agreement, dated as of October 1, 2010, as amended and restated as of April 6, 2011 and effective as of the Second Amendment Effective Date, by and among the Company, and certain of its domestic subsidiaries signatory thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and co-collateral agent, Bank of America, N.A., as co-collateral agent, and the lenders and L/C issuers party thereto. (4)

10.17	Letter Agreement between the Company and Alden, dated as of May 11, 2011. (10)

10.18	Visteon Corporation Savings Parity Plan. (11)

10.19	Change in Control Agreement, effective as of October 17, 2011, between Visteon Corporation and Martin E. Welch, III. (11)

21.01	Subsidiaries of Visteon Corporation. (1)

23.01	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP. (1)

23.02	Consent of Kirkland & Ellis LLP (included in Exhibit 5.01). (1)

23.03	Consent of General Counsel (included in Exhibit 5.02). (1)

24.01	Powers of Attorney (included on signature pages hereof). (1)

25.01	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act. (1)

99.01	Form of Letter of Transmittal. (1)

99.02	Form of Notice of Guaranteed Delivery. (1)

99.03	Form of Letter to Brokers, Dealers and Other Nominees. (1)

99.04	Form of Letter to Beneficial Owners Regarding Offer to Exchange. (1)

(1)	Filed herewith.
(2)	Incorporated by reference to Visteon Corporation’s Current Report on Form 8-K filed on September 7, 2010.
(3)	Incorporated by reference to Visteon Corporation’s Report on Form 8-A filed on September 30, 2010.
(4)	Incorporated by reference to Visteon Corporation’s Current Report on Form 8-K filed on April 7, 2011.
(5)	Incorporated by reference to Visteon Corporation’s Current Report on Form 8-K filed on October 1, 2010.
(6)	Incorporated by reference to Visteon Corporation’s Quarterly Report on Form 10-Q filed on August 9, 2010.
(7)	Incorporated by reference to Visteon Corporation’s Annual Report on Form 10-K filed on March 9, 2011.
(8)	Incorporated by reference to Visteon Corporation’s Form S-8 filed on September 30, 2010.
(9)	Incorporated by reference to Visteon Corporation’s Registration Statement on Form S-1 filed on October 22, 2010.
(10)	Incorporated by reference to Visteon Corporation’s Current Report on Form 8-K filed on May 12, 2011.
(11)	Incorporated by reference to Visteon Corporation’s Quarterly Report on Form 10-Q filed on November 3, 2011.

Item 22.	Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Visteon Corporation, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Van Buren Township, State of Michigan, on November 10, 2011.

VISTEON CORPORATION

By:	/s/ Michael J. Widgren
	Name:	Michael J. Widgren
	Title:	Vice President, Corporate Controller and Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael K. Sharnas, Heidi A. Sepanik and Peter M. Ziparo, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 10, 2011.

Signature	Title

/s/ Donald J. Stebbins	Chairman, President and Chief Executive Officer
Donald J. Stebbins	(Principal Executive Officer)

/s/ Martin E. Welch, III	Executive Vice President and Chief Financial Officer
Martin E. Welch, III	(Principal Financial Officer)

/s/ Michael J. Widgren	Vice President, Corporate Controller and Chief
Michael J. Widgren	Accounting Officer (Principal Accounting Officer)

/s/ Duncan H. Cocroft	Director
Duncan H. Cocroft

/s/ Philippe Guillemot	Director
Philippe Guillemot

/s/ Herbert L. Henkel	Director
Herbert L. Henkel

Signature	Title

/s/ Mark T. Hogan	Director
Mark T. Hogan

/s/ Jeffrey D. Jones	Director
Jeffrey D. Jones

/s/ Karl J. Krapek	Director
Karl J. Krapek

/s/ Timothy D. Leuliette	Director
Timothy D. Leuliette

Director
Harry J. Wilson

Director
Kevin I Dowd

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, VC Aviation Services, LLC, a Michigan limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Van Buren Township, State of Michigan, on November 10, 2011.

VC AVIATION SERVICES, LLC

By:	/s/ Michael P. Lewis
	Name:	Michael P. Lewis
	Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Martin E. Welch, III, Michael K. Sharnas, Heidi A. Sepanik and Peter M. Ziparo, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 10, 2011.

Signature			Title

/s/ Donald J. Stebbins			Chairman, President and Chief Executive Officer of Visteon Corporation (Principal Executive Officer)
Donald J. Stebbins

/s/ Martin E. Welch, III			Executive Vice President and Chief Financial Officer of Visteon Corporation (Principal Financial Officer)
Martin E. Welch, III

/s/ Michael J. Widgren			Vice President, Corporate Controller and Chief Accounting Officer of Visteon Corporation (Principal Accounting Officer)
Michael J. Widgren

VISTEON CORPORATION			Sole Member

By:	/s/ Heidi A. Sepanik
	Name:	Heidi A. Sepanik
	Title:	Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Visteon Electronics Corporation, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Van Buren Township, State of Michigan, on November 10, 2011.

VISTEON ELECTRONICS CORPORATION

By:	/s/ Michael P. Lewis
	Name:	Michael P. Lewis
	Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Martin E. Welch, III, Michael K. Sharnas, Heidi A. Sepanik and Peter M. Ziparo, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 10, 2011.

Signature	Title

/s/ Donald J. Stebbins	Chairman, President and Chief Executive Officer of Visteon Corporation (Principal Executive Officer)
Donald J. Stebbins

/s/ Martin E. Welch, III	Executive Vice President and Chief Financial Officer of Visteon Corporation (Principal Financial Officer)
Martin E. Welch, III

/s/ Michael J. Widgren	Vice President, Corporate Controller and Chief Accounting Officer of Visteon Corporation (Principal Accounting Officer) and Director of Visteon Electronics Corporation
Michael J. Widgren

/s/ Michael P. Lewis	Director
Michael P. Lewis

/s/ Michael K. Sharnas	Director
Michael K. Sharnas

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Visteon European Holdings, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Van Buren Township, State of Michigan, on November 10, 2011.

VISTEON EUROPEAN HOLDINGS, INC.

By:	/s/ Michael P. Lewis
	Name:	Michael P. Lewis
	Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Martin E. Welch, III, Michael K. Sharnas, Heidi A. Sepanik and Peter M. Ziparo, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 10, 2011.

Signature	Title

/s/ Donald J. Stebbins	Chairman, President and Chief Executive Officer of Visteon Corporation (Principal Executive Officer)
Donald J. Stebbins

/s/ Martin E. Welch, III	Executive Vice President and Chief Financial Officer of Visteon Corporation (Principal Financial Officer)
Martin E. Welch, III

/s/ Michael J. Widgren	Vice President, Corporate Controller and Chief Accounting Officer of Visteon Corporation (Principal Accounting Officer) and Director of Visteon European Holdings, Inc.
Michael J. Widgren

/s/ Michael P. Lewis	Director
Michael P. Lewis

/s/ Michael K. Sharnas	Director
Michael K. Sharnas

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Visteon Global Technologies, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Van Buren Township, State of Michigan, on November 10, 2011.

VISTEON GLOBAL TECHNOLOGIES, INC.

By:	/s/ Michael P. Lewis
	Name:	Michael P. Lewis
	Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Martin E. Welch, III, Michael K. Sharnas, Heidi A. Sepanik and Peter M. Ziparo, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 10, 2011.

Signature	Title

/s/ Donald J. Stebbins	Chairman, President and Chief Executive Officer of Visteon Corporation (Principal Executive Officer)
Donald J. Stebbins

/s/ Martin E. Welch, III	Executive Vice President and Chief Financial Officer of Visteon Corporation (Principal Financial Officer)
Martin E. Welch, III

/s/ Michael J. Widgren	Vice President, Corporate Controller and Chief Accounting Officer of Visteon Corporation (Principal Accounting Officer) and Director of Visteon Global Technologies, Inc.
Michael J. Widgren

/s/ Michael P. Lewis	Director
Michael P. Lewis

/s/ Michael K. Sharnas	Director
Michael K. Sharnas

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Visteon Global Treasury, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Van Buren Township, State of Michigan, on November 10, 2011.

VISTEON GLOBAL TREASURY, INC.

By:	/s/ Michael P. Lewis
	Name:	Michael P. Lewis
	Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Martin E. Welch, III, Michael K. Sharnas, Heidi A. Sepanik and Peter M. Ziparo, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 10, 2011.

Signature	Title

/s/ Donald J. Stebbins	Chairman, President and Chief Executive Officer of Visteon Corporation (Principal Executive Officer)
Donald J. Stebbins

/s/ Martin E. Welch, III	Executive Vice President and Chief Financial Officer of Visteon Corporation (Principal Financial Officer)
Martin E. Welch, III

/s/ Michael J. Widgren	Vice President, Corporate Controller and Chief Accounting Officer of Visteon Corporation (Principal Accounting Officer) and Director of Visteon Global Treasury, Inc.
Michael J. Widgren

/s/ Michael P. Lewis	Director
Michael P. Lewis

/s/ Michael K. Sharnas	Director
Michael K. Sharnas

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Visteon International Business Development, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Van Buren Township, State of Michigan, on November 10, 2011.

VISTEON INTERNATIONAL BUSINESS DEVELOPMENT, INC.

By:	/s/ Michael P. Lewis
	Name:	Michael P. Lewis
	Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Martin E. Welch, III, Michael K. Sharnas, Heidi A. Sepanik and Peter M. Ziparo, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 10, 2011.

Signature	Title

/s/ Donald J. Stebbins	Chairman, President and Chief Executive Officer of Visteon Corporation (Principal Executive Officer)
Donald J. Stebbins

/s/ Martin E. Welch, III	Executive Vice President and Chief Financial Officer of Visteon Corporation (Principal Financial Officer)
Martin E. Welch, III

/s/ Michael J. Widgren	Vice President, Corporate Controller and Chief Accounting Officer of Visteon Corporation (Principal Accounting Officer) and Director of Visteon International Business Development, Inc.
Michael J. Widgren

/s/ Michael P. Lewis	Director
Michael P. Lewis

/s/ Michael K. Sharnas	Director
Michael K. Sharnas

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Visteon International Holdings, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Van Buren Township, State of Michigan, on November 10, 2011.

VISTEON INTERNATIONAL HOLDINGS, INC.

By:	/s/ Michael P. Lewis
	Name:	Michael P. Lewis
	Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Martin E. Welch, III, Michael K. Sharnas, Heidi A. Sepanik and Peter M. Ziparo, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 10, 2011.

Signature	Title

/s/ Donald J. Stebbins	Chairman, President and Chief Executive Officer of Visteon Corporation (Principal Executive Officer)
Donald J. Stebbins

/s/ Martin E. Welch, III	Executive Vice President and Chief Financial Officer of Visteon Corporation (Principal Financial Officer)
Martin E. Welch, III

/s/ Michael J. Widgren	Vice President, Corporate Controller and Chief Accounting Officer of Visteon Corporation (Principal Accounting Officer) and Director of Visteon International Holdings, Inc.
Michael J. Widgren

/s/ Michael P. Lewis	Director
Michael P. Lewis

/s/ Michael K. Sharnas	Director
Michael K. Sharnas

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Visteon Systems, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Van Buren Township, State of Michigan, on November 10, 2011.

VISTEON SYSTEMS, LLC

By:	/s/ Michael P. Lewis
	Name:	Michael P. Lewis
	Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Martin E. Welch, III, Michael K. Sharnas, Heidi A. Sepanik and Peter M. Ziparo, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 10, 2011.

Signature			Title

/s/ Donald J. Stebbins			Chairman, President and Chief Executive Officer of Visteon Corporation (Principal Executive Officer)
Donald J. Stebbins

/s/ Martin E. Welch, III			Executive Vice President and Chief Financial Officer of Visteon Corporation (Principal Financial Officer)
Martin E. Welch, III

/s/ Michael J. Widgren			Vice President, Corporate Controller and Chief Accounting Officer of Visteon Corporation (Principal Accounting Officer)
Michael J. Widgren

VISTEON CORPORATION			Sole Member

By:	/s/ Heidi A. Sepanik
	Name:	Heidi A. Sepanik
	Title:	Secretary